                                                                    EXHIBIT 10.7

                               CREDIT AGREEMENT

                                     among

                          WIRELESS FACILITIES, INC.,

                                VARIOUS BANKS,

                                      and

                                IMPERIAL BANK,
              as Agent, Collateral Agent, and Documentation Agent

                      __________________________________

                          Dated as of August 18, 1999

                      __________________________________

                             TABLE OF CONTENTS/1/

                                                                                                               Page
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
SECTION 1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION...................................................   1

         1.1.    Defined Terms................................................................................   1
         1.2.    Principles of Construction...................................................................  14

SECTION 2.       AMOUNT AND TERMS OF CREDIT...................................................................  15

         2.1.    The Revolving Credit Advances................................................................  15
         2.2.    Minimum Amount of Each Borrowing.............................................................  16
         2.3.    Notice of Borrowing..........................................................................  16
         2.4.    Disbursement of Funds........................................................................  16
         2.5.    Notes........................................................................................  17
         2.6.    Conversions and Continuations................................................................  17
         2.7.    Pro Rata Borrowings..........................................................................  18
         2.8.    Interest.....................................................................................  18
         2.9.    Interest Periods.............................................................................  19
         2.10.   Increased Costs, Illegality, etc.............................................................  19
         2.11.   Compensation.................................................................................  21
         2.12.   Extension of Loan Maturity Date..............................................................  21

SECTION 3.       FEES: PREPAYMENTS; COMMITMENT REDUCTIONS; REPAYMENTS; PAYMENTS...............................  22

         3.1.    Fees.........................................................................................  22
         3.2.    Voluntary Prepayments........................................................................  22
         3.3.    Mandatory Prepayments........................................................................  23
         3.4     Principal Repayment..........................................................................  24
         3.5.    Method and Place of Payment..................................................................  24
         3.6.    Net Payments.................................................................................  24

SECTION 4.       CONDITIONS PRECEDENT.........................................................................  25

         4.1.    Initial Credit Event.........................................................................  25
         4.2.    All Credit Events............................................................................  26

SECTION 5.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS...................................................  27

         5.1.    Status.......................................................................................  27

_______________
/1/ This Table of Contents is provided for convenience only and is not part of the attached Credit Agreement.

         5.2.    Corporate Power; Execution and Delivery; Enforceability......................................  27
         5.3.    No Violation.................................................................................  27
         5.4.    Approvals....................................................................................  28
         5.5.    Financial Statements; Financial Condition; Undisclosed Liabilities; etc......................  28
         5.6.    Litigation...................................................................................  28
         5.7.    True and Complete Disclosure.................................................................  28
         5.8.    Use of Proceeds; Margin Regulations..........................................................  29
         5.9.    Tax Returns and Payments.....................................................................  29
         5.10.   Compliance with ERISA........................................................................  29
         5.11.   Capitalization...............................................................................  29
         5.12.   Subsidiaries; Indebtedness; Existing Liens; Insurance........................................  30
         5.13.   Compliance with Statutes, etc................................................................  30
         5.14.   Labor Relations..............................................................................  30
         5.15.   Patents, Licenses, Franchises and Formulas...................................................  30
         5.16.   Year 2000 Problem............................................................................  31
         5.17.   Investment Company Act.......................................................................  31
         5.18.   Public Utility Holding Company Act...........................................................  31
         5.19.   Subsidiaries.................................................................................  31

SECTION 6.       AFFIRMATIVE COVENANTS........................................................................  31

         6.1.    Information Covenants........................................................................  31
         6.2.    Books, Records and Inspections...............................................................  32
         6.3.    Maintenance of Property, Insurance...........................................................  33
         6.4.    Corporate Franchises.........................................................................  33
         6.5.    Compliance with Statutes, etc................................................................  33
         6.6.    ERISA........................................................................................  33
         6.7.    End of Fiscal Years; Fiscal Quarters.........................................................  34
         6.8.    Performance of Obligations...................................................................  34
         6.9.    Use of Proceeds; Margin Regulations..........................................................  34
         6.10.   Year 2000 Problems...........................................................................  34
         6.11.   Control......................................................................................  34
         6.12.   Landlord's Consent...........................................................................  34

SECTION 7.       NEGATIVE COVENANTS...........................................................................  34

         7.1.    Liens........................................................................................  34
         7.2.    Consolidation, Merger, Sale of Assets, etc...................................................  36
         7.3.    Dividends....................................................................................  38
         7.4.    Indebtedness.................................................................................  38
         7.5.    Advances, Investments and Loans..............................................................  39
         7.6.    Transactions with Affiliates.................................................................  39
         7.7     Capital Expenditures.........................................................................  39
         7.8.    Trading Ratio................................................................................  39

         7.9.    Net Worth....................................................................................  39
         7.10.   Profitability ...............................................................................  40
         7.11.   Maximum Debt to Net Worth Ratio..............................................................  40
         7.12.   Working Capital..............................................................................  40
         7.13.   Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of
                 Certificate of Incorporation, Bylaws and Certain Other Agreements; etc.......................  40
         7.14.   Business.....................................................................................  40

SECTION 8.       EVENTS OF DEFAULT............................................................................  40

         8.1.    Payments.....................................................................................  40
         8.2.    Representations, etc.........................................................................  40
         8.3.    Covenants....................................................................................  41
         8.4.    Cross Default; Cross Acceleration............................................................  41
         8.5.    Bankruptcy, etc..............................................................................  41
         8.6.    ERISA........................................................................................  41
         8.7.    Security Documents...........................................................................  42
         8.8.    Judgments....................................................................................  42

SECTION 9.       THE AGENT AND DOCUMENTATION AGENT............................................................  42

         9.1.    Appointment..................................................................................  42
         9.2.    Nature of Duties.............................................................................  43
         9.3.    Lack of Reliance on the Agent................................................................  43
         9.4.    Certain Rights of the Agent..................................................................  43
         9.5.    Reliance.....................................................................................  44
         9.6.    Indemnification..............................................................................  44
         9.7.    The Agent in its Individual Capacity.........................................................  44
         9.8.    Holders......................................................................................  44
         9.9.    Resignation by the Agent.....................................................................  45
         9.10.   Documentation Agent..........................................................................  45

SECTION 10.      MISCELLANEOUS................................................................................  45

         10.1.   Payment of Expenses, Indemnification, etc....................................................  45
         10.2.   Right of Set-off.............................................................................  46
         10.3.   Notices......................................................................................  47
         10.4.   Successors and Assigns.......................................................................  47
         10.5.   Assignments, Participations, Etc.............................................................  48
         10.6.   No Waiver; Remedies Cumulative...............................................................  49
         10.7.   Payments Pro Rata............................................................................  49
         10.8.   Calculations; Computations...................................................................  50
         10.9.   Governing Law; Reference; Arbitration; Submission to Jurisdiction; Venue; Waiver.............  50
         10.10.  Obligation to Make Payments in Dollars.......................................................  53
         10.11.  Counterparts.................................................................................  53

         10.12.  Amendment or Waiver..........................................................................  53
         10.13.  Severability.................................................................................  54
         10.14.  Survival.....................................................................................  54
         10.15.  Domicile of Loans............................................................................  54
         10.16.  Effectiveness................................................................................  54


                                   SCHEDULES

SCHEDULE 1     Commitments
SCHEDULE 2     Applicable Lending Offices
SCHEDULE 3     Security Documents
SCHEDULE 4     Investments
SCHEDULE 5     Securities Convertible Into or Exchangeable for Capital Stock
SCHEDULE 6     Indebtedness
SCHEDULE 7     Liens
SCHEDULE 8     Insurance
SCHEDULE 9     Leased Real Property Addresses
SCHEDULE 10    Subsidiaries

                                   EXHIBITS

EXHIBIT A      Notice of Borrowing
EXHIBIT B      Note
EXHIBIT C      Notice of Conversion
EXHIBIT D      Notice of Continuation
EXHIBIT E      Extension Request
EXHIBIT F      Officers' Certificate of the Borrower
EXHIBIT G      Officer's Certificate of Guarantor
EXHIBIT H      Landlord's Consent
EXHIBIT I      Compliance Certificate
EXHIBIT J      Assignment and Acceptance
EXHIBIT K      Domestic Subsidiary Guarantee
EXHIBIT L      Foreign Subsidiary Guarantee

          CREDIT AGREEMENT, dated as of August 18, 1999, among WIRELESS FACILITIES, INC. (the "Borrower"), a corporation organized and existing under
                       --------
the laws of Delaware, the financial institutions from time to time listed in
Schedule 1 (together with permitted assignees, each a "Bank" and, collectively,
                                                       ----
the "Banks"), IMPERIAL BANK, acting in the manner and to the extent described in
     -----
Section 9 (in such capacity, together with any successor appointed hereunder, the "Agent"), IMPERIAL BANK, acting as collateral agent for the Banks under the
     -----
Security Documents (in such capacity, together with any successor appointed hereunder, the "Collateral Agent") and IMPERIAL BANK, acting as documentation
                ----------------
agent for the Banks hereunder (the "Documentation Agent").
                                    -------------------

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.
                      ------------------------------------------

          1.1.  Defined Terms.  As used in this Agreement, the following terms
                -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Accounts" shall mean any right to payment for goods sold, leased or rented, or to be sold, leased or rented, or for services rendered or to be rendered no matter how evidenced, including, without limitation, acceptances, accounts receivable, contract rights, chattel paper, drafts, general intangibles, instruments, notes, purchase orders and other forms of obligations and receivables.

          "Additional Taxes" shall have the meaning provided in Section 3.6.

          "Adjusted LIBOR" shall mean, with respect to each Interest Period for a LIBOR Loan, the rate per annum (rounded upward if necessary to the nearest one-sixteenth of one percent) equal to (i) the LIBOR for such Interest Period divided by (ii) 1.00 minus the Reserve Requirement Rate (expressed as a decimal fraction) for such Interest Period.

          "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 9.9.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

          "Applicable Lending Office" shall mean, with respect to each Bank, (i) such Bank's Base Rate Lending Office in the case of a Base Rate Loan and (ii) such Bank's LIBOR Lending Office in the case of a LIBOR Loan as set forth on
Schedule 2.

          "Asset Disposition" shall have the meaning set forth in Section 3.3(b)(i).

          "Assignee" shall have the meaning set forth in Section 10.5(a).

          "Assignment and Acceptance" shall have the meaning set forth in
Section 10.5(a).

          "Authorized Representative" shall mean Massih Tayebi, Masood Tayebi, Thomas Munro, or any other officer of the Borrower designated to serve as "Authorized Representative" in accordance with Section 1.2(n).

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bankruptcy Code" shall have the meaning provided in Section 8.5.

          "Base Rate" shall mean, as of any date of determination, the rate determined by the Agent to be the Prime Rate on that date plus 0.25 percent per annum.

          "Base Rate Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Base Rate Lending Office" opposite its name on Schedule 2 or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Agent.

          "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrowing" shall mean the borrowing of Loans of one Type (and, in the case of LIBOR Loans, at one interest rate) on a given date (or the conversion of a Loan or Loans of a Bank or Banks on a given date).

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in Inglewood, California a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

          "Capital Lease" shall mean a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capital Stock" shall mean common stock, preferred stock, warrants and all other rights to purchase common stock or preferred stock of the Borrower.

          "CCP" shall have the meaning provided in Section 10.9(b).

          "Claim Date" shall have the meaning provided in Section 10.9(b).

          "Closing Date" shall mean the later of (i) the first date on which all of the conditions precedent specified in Section 4.1 have been satisfied or waived by the Required Banks and (ii) the date of the first Borrowing.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real, personal, tangible, intangible, existing or hereafter acquired) of the Borrower that is pledged to, or over which a security interest is granted in favor of, the Collateral Agent under the Security Documents to secure the Obligations.

          "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Collateral Agent appointed pursuant to Section 9.9.

          "Commitment" shall mean for each Bank, at any time, the amount set forth opposite such Bank's name in Schedule 1 under the heading "Commitment" as such amount may from time to time be reduced pursuant to Sections 3.3 or 10.5.

          "Commitment Expiration Date" shall have the meaning provided in
Section 2.12(a).

          "Commitment Fee" shall have the meaning provided in Section 3.1.

          "Compliance Certificate" shall have the meaning provided in Section 6.1(e).

          "Commitment Obligation" shall mean for each Bank the obligation hereunder of such Bank to make Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the Commitment for such Bank.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" shall mean this Agreement, each Note, each Notice of Borrowing, each Notice of Continuation, each Notice of Conversion, each Notice of Extension, each Compliance Certificate and each Security Document.

          "Credit Event" shall mean the making of any Loan.

          "Current Maturities of Funded Debt" shall mean at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from the time of determination (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

          "Debt Security" shall mean any Security of the Borrower other than Capital Stock.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Lending Office" for any Bank shall mean that Office specified opposite its name on Schedule 2.

          "EBIT" shall mean, for any period, the Net Income of the Borrower for such period, before interest expense and provision for taxes and without giving effect to any extraordinary gains and gains from sales of assets (other than sales of Inventory in the ordinary course of business).

          "EBITDA" shall mean, for any period, the EBIT of the Borrower for such period adjusted by (i) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at such EBIT for such period and (ii) subtracting therefrom the amount of all non-cash gains that were added in arriving at such EBIT for such period.

          "EBITDAR" shall mean, for any period, the EBITDA of the Borrower for such period adjusted by adding thereto the amount of Lease Rentals for such period.

          "Effective Date" shall have the meaning provided in Section 10.16.

          "Equipment" shall mean, respect to a Person, all things other than Inventory that are movable and which are used or bought for use primarily in such Person's business.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          "Event of Default" shall have the meaning provided in Section 8.

          "Extension Request" shall mean the meaning provided in Section
2.12(a).

          "Federal Funds Rate" shall mean, on any day, the rate per annum (rounded upward if necessary to the nearest one-hundredth of one percent) equal to the weighted average of the rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as reasonably determined by the Agent. Each change in the interest rate on a Base Rate Loan which results from a change in the Federal Funds Rate shall become effective on the day on which the change in the Federal Funds Rate becomes effective.

          "Financial Covenants" shall mean the covenants provided in Sections
7.8 to 7.12, inclusive.

          "Financial Statements" shall have the meaning provided in Section 4.1(g).

          "Fiscal Quarter" shall mean a fiscal quarter ended on the last day of March, June, September, or December.

          "Fiscal Year" shall mean a fiscal year ended on December 31.

          "Funded Debt" shall mean all Indebtedness of the Borrower (including, without limitation, subordinated indebtedness) which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the Borrower in respect thereof to a date one year or more (including, without limitation, an option of the Borrower under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Funded Debt shall include, as at any date of determination, Current Maturities of Funded Debt.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

          "Governmental Regulation" shall mean any (i) United States, state or foreign law, rule or regulation (including, without limitation, Regulation D); and (ii) interpretation, application, directive or request applying to a class of lenders, including any Bank, of or under any United States, state or foreign law, rule or regulation (whether or not having the force of law) by any court or by any governmental, central banking, monetary or taxing authority charged with the interpretation or administration of such law, rule or regulation.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money, (ii) the deferred purchase price of property or services (other than accrued expenses and current trade accounts payable incurred in the ordinary course of business) which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iv) all obligations under conditional sale or other title retention agreements relating to property purchased by such Person,
(v) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (vi) the aggregate amount required to be capitalized under leases under which such Person is the lessee,

(vii) all indebtedness, obligations or other liabilities of such Person in respect of interest rate and currency protection agreements (e.g., swaps, caps and collars), net of indebtedness, obligations or other liabilities owed to such Person by its counterparties in respect of such agreements (provided such net indebtedness, obligations and liabilities are greater than zero) and (viii) all Contingent Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (i) through (vii) of this definition. For purposes of calculating indebtedness, obligations and liabilities under interest rate and currency protection agreements, such calculation shall be made in accordance with market convention at the time of such calculation or, should an Event of Default have occurred and be continuing, in accordance with the definition of "Market Quotation" set forth in the Interest Rate and Currency Exchange Agreement of the International Swap Dealers Association, Inc. as in effect on the date hereof.

          "Insurance Proceeds" shall have the meaning set forth in Section 3.3(b)(i).

          "Interest Determination Date" shall mean with respect to any LIBOR Loan the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan.

          "Interest Expense" shall mean with respect to any period, the sum (without duplication) of the following (in each case, eliminating all items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower in accordance with GAAP): (i) all interest in respect of Indebtedness (including subordinated Indebtedness) of the Borrower (including imputed interest on Capital Leases) deducted in determining Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Net Income for such period, and (ii) all debt discount and expense amortized or required to be amortized in the determination of Net Income for such period.

          "Interest Period" shall have the meaning provided in Section 2.9.

          "Inventory" shall mean, with respect to a Person, all of such Person's goods, merchandise and other personal property which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed in such Person's business, and shall include all property rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

          "Lease Rentals" shall mean, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Borrower as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the Borrower (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the pro rated amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a senior financial officer of the Borrower on a reasonable basis and in good faith.

          "LIBOR" shall mean, with respect to each Interest Period, the rate equal to:

          (i) the arithmetic mean (rounded upward if necessary to the nearest one-sixteenth of one percent) of the offered rates per annum for deposits in Dollars for a period equal to such Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the Interest Determination Date for such Interest Period, in each case if at least four such offered rates appear on such page; or

          (ii) if clause (i) is inapplicable, the offered rate per annum for deposits in Dollars for a period equal to such Interest Period which appears at 11:00 a.m., London time, on the Telerate Monitor on Telerate Screen 3750 (or such other screen as may replace screen 3750 on the Telerate Monitor for the purpose of displaying the London interbank offered rates of major banks) on the Interest Determination Date for such Interest Period; or

          (iii) if clauses (i) and (ii) are inapplicable, the arithmetic mean (rounded upward if necessary to the nearest one-sixteenth of one percent) of the interest rates per annum offered by at least three prime rate banks selected by the Agent at approximately 11:00 a.m., London time, on the Interest Determination Date for such Interest Period for deposits in Dollars to prime banks in the London interbank market, in each case for a period equal to such Interest Period in an amount equal to the amount for which LIBOR is being determined.

          "LIBOR Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "LIBOR Lending Office" opposite its name on
Schedule 2 or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Agent.

          "LIBOR Loan" shall mean any Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" and "Loans" shall have the meanings given thereto in Section
2.1.

          "Loan Maturity Date" shall mean August 17, 2000.

          "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

          "Material Adverse Effect" shall mean an event or occurrence (i) the effect of which could reasonably be expected to have a material adverse effect on or change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower, (ii) which adversely affects the ability of the Borrower to perform its material obligations under the Transaction Documents to which it is a party, (iii) which materially adversely affects the enforceability of any Transaction Document, (iv) which materially adversely affects the rights and remedies of the Agent, the Collateral Agent or any Bank under the Transaction Documents or (v) which materially adversely affects the Collateral.

          "Net Income" shall mean, for any period, the amount set forth on the consolidated statement of operations of the Borrower for such period opposite the line item entitled "Net income (loss)."

          "Net Proceeds of Capital Stock" shall mean, for any period, proceeds (net of all customary costs and out-of-pocket expenses in connection therewith, including, without limitation, customary placement, underwriting and brokerage fees and expenses) received by the Borrower during such period, from the sale of all Capital Stock.

          "Net Proceeds of Debt Issuances" shall mean, for any period, proceeds (net of all customary costs and out-of-pocket expenses in connection therewith, including, without limitation, customary placement, underwriting and brokerage fees and expenses) received by the Borrower during such period from the issuance of Debt Securities.

          "Net Worth" shall mean, at any time,

               (a) the total assets of the Borrower which would be shown as assets on a consolidated balance sheet of the Borrower as of such time prepared in accordance with GAAP, minus

               (b) the total liabilities of the Borrower which would be shown as liabilities on a consolidated balance sheet of the Borrower as of such time prepared in accordance with GAAP, minus

               (c) the net book value of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including, without limitation, goodwill, trademarks, trade names, service marks, brand names, copyrights, patents, unamortized debt discount and expense, and organizational expenses.

          "Note" shall have the meaning provided in Section 2.5.

          "Notice of Borrowing" shall have the meaning provided in Section 2.3.

          "Notice of Continuation" shall have the meaning provided in Section 2.6(c).

          "Notice of Conversion" shall have the meaning provided in Section 2.6(c).

          "Notice Office" shall mean the office of the Agent located at 9920 South La Cienega Boulevard, 14th Floor, Inglewood, CA 90301, Attention: F. Glen Harvey, telecopier number (310) 417-5997, with a copy to Imperial Bank, 701 B Street, Suite 600, San Diego, CA 92101, Attention: Michael Berrier, telecopier number (619) 234-2234, or such other office or offices as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Objecting Bank" shall have the meaning provided in Section 2.12(a).

          "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Transaction Document.

          "Originator" shall have the meaning provided in Section 10.5(d).

          "Participant" shall have the meaning provided in Section 10.5(d).

          "Payment Account" shall mean such account as the Agent may hereafter from time to time designate in writing as such to the Borrower and the Banks.

          "Payment Office" shall mean the office of the Agent located at 701 B Street, Suite 600, San Diego, CA 92101, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

          "Permitted Indebtedness" shall have the meaning provided in Section 5.12(a).

          "Permitted Investments" shall mean:

          (i)  investments listed in Schedule 4;

          (ii) (a) securities issued directly or unconditionally guaranteed or insured by the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States is pledged in support thereof) having maturities within six months from the date of acquisition thereof; (b) commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-1 (or equivalent) by Standard & Poor's Ratings Service or at least P-1 (or equivalent) by Moody's Investors Service, Inc., in each case having maturities within six months from the date of acquisition thereof; and (c) time deposits and certificates of deposit of any commercial bank incorporated in the United States having capital and surplus in excess of $1,000,000,000 and having maturing no more than six months from the date of acquisition;

          (iii) extensions of credit in the nature of Accounts arising from the sale or lease of goods or services in the ordinary course of the Borrower's or its Subsidiaries' business;

          (iv) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

          (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Borrower's or its Subsidiaries' business.

          "Permitted Liens" shall have the meaning provided in Section 7.1

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there was an obligation to contribute of), the Borrower, any Subsidiary thereof or any ERISA Affiliate.

          "Prime Rate" shall mean the rate which Imperial Bank announces from time to time in Inglewood, California as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Imperial Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Purchase Money Indebtedness" shall mean Indebtedness (i) incurred (or assumed) by the Borrower solely to acquire Equipment for use in the Borrower's business, (ii) the amount of which does not exceed the lesser of the cost or fair market value of the Equipment that is acquired with the proceeds of such Indebtedness and (iii) for which the lender thereof has recourse only to the Equipment that is acquired with the proceeds of such Indebtedness and the proceeds of such Equipment.

          "Purchase Money Liens" shall mean Liens granted by the Borrower (i) securing Purchase Money Indebtedness, (ii) that encumber only the Equipment that is acquired with the proceeds of Purchase Money Indebtedness and the proceeds of such Equipment and (iii) that are created contemporaneously with the purchase of Equipment that is acquired with the proceeds of Purchase Money Indebtedness.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulatory Change" means, with respect to any Bank, any change on or after the date of this Agreement in any Governmental Regulation, including, without limitation, the introduction of a new Governmental Regulation or the rescission of an existing Governmental Regulation.

          "Replacement Notice" shall have the meaning provided in Section 3.3(b)(i).

          "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          "Required Banks" shall mean, at any time, Banks holding more than 66-2/3% of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, Banks holding more than 66-2/3% of the Total Commitment.

          "Reserve Requirement Rate" shall mean, for any Interest Period, the aggregate of the rates, effective as of the Interest Determination Date for such Interest Period, at which:

          (i) reserves (including any marginal, emergency, supplemental, special or other reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System; and

          (ii) any additional reserves are required to be maintained by any Bank by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which LIBOR is to be determined or
     (y) any category of any of credit or other assets which include LIBOR
     Loans.

          "Reuters Screen LIBOR Page" shall mean the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying the London interbank Eurodollar offered rates of major banks.

          "Sale Proceeds" shall have the meaning provided in Section 3.3(b)(i).

          "Security" shall have the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.

          "Security Document" shall mean each agreement, instrument, certificate, financing statement or other document described in Schedule 3 hereto.

          "Subordinated Debt" shall mean any Indebtedness of Borrower which is subordinated in form and substance acceptable to the Banks, to Indebtedness under this Agreement or the Notes.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Superior Court" shall have the meaning provided in Section 10.9(b).

          "Taxes" shall have the meaning provided in Section 3.6.

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

          "Transaction Documents" shall mean the Credit Documents.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a LIBOR Loan.
                                    ----

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          "United States" and "U.S." shall each mean the United States of America.

          "Unutilized Commitment" shall mean, for any Bank, at any time, the Commitment of such Bank at such time less the aggregate principal amount of all Loans made by such Bank and then outstanding.

          "Wholly Owned Subsidiary" shall mean a partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise whose ownership and/or management and control is entirely held by another Person.

          "Working Capital" shall mean, as to the Borrower as at any date, (i) the consolidated current assets of the Borrower and its Subsidiaries as of such date less the current portion of all consolidated liabilities owed to the
     ----
Borrower by any Affiliate less (ii) the consolidated current liabilities of the
                          ----
Borrower and its Subsidiaries as of such date.

          "Year 2000 Compliant" shall mean, with respect to any Person, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such Person and its Subsidiaries, will properly perform date sensitive functions before, during and after the year 2000.

          "Year 2000 Problem" shall mean the possibility that any computer applications or equipment used by the Borrower may be unable to recognize and properly perform date sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

          1.2.  Principles of Construction.
                --------------------------

          (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in effect from time to time; provided,
                                                               --------
however, that all accounting terms used in the Financial Covenants (and all
-------
defined terms used in the Financial Covenants) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the audited financial statements delivered to the Agent pursuant to Sections 4.1(g) and 6.1(b). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the Financial Covenants based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust the Financial Covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time. It is understood that the agreement set forth in the preceding sentence is intended to permit amendments to facilitate the parties' ability to determine compliance with the Financial Covenants and the Banks have no obligation, express or implied, to agree to any amendment that would modify the obligations of the Borrower or adversely affect the rights of the Banks hereunder.

          (d) References in the Transaction Documents to any of the "Borrower", the "Agent", the "Collateral Agent" or the "Banks" shall be construed so as to include their respective successors and permitted assigns.

          (e) References in the Transaction Documents to a "law" shall be construed to mean any law, including common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, rule, statute, treaty or other legislative or regulatory measure, in each case of any jurisdiction.

          (f) References in the Transaction Documents to a statute shall be construed as a reference to such statute as amended or reenacted from time to time.

          (g) A time of day is, unless otherwise stated, a reference to Los Angeles time.

          (h) Unless otherwise specified, any reference in the Transaction Documents to another agreement shall be construed as a reference to that other agreement as the same may have been, or may from time to time be, amended or supplemented.

          (i) The headings of the several sections and subsections of the Transaction Documents are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of any Transaction Document.

          (j) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

          (k) Unless otherwise expressly provided, any reference to any action of the Agent, the Collateral Agent or any Bank by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their reasonable discretion".

          (l) This Agreement and the other Transaction Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Collateral Agent, the Banks and the Borrower, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or the Bank's involvement in their preparation.

          (m) All words importing any gender shall be deemed to include the other genders.

          (n) If the President of the Borrower delivers a written notice designating one or more persons to serve as Authorized Representatives, such designation shall become effective, and such persons shall be treated as Authorized Representatives under the Transaction Documents, at the commencement of business on the fifth Business Day following the day on which such notice is received by the Agent. The Agent, the Collateral Agent and the Banks shall be entitled to rely, without investigation, on any action taken under the Transaction Documents by a person who, at the time such action is taken, is an Authorized Representative.

          SECTION 2.  AMOUNT AND TERMS OF CREDIT.
                      --------------------------

          2.1.  The Revolving Credit Advances.  Subject to and upon the terms
                -----------------------------
and conditions set forth herein, each Bank severally agrees, at any time and from time to time prior to the Loan Maturity Date and the Commitment Expiration Date for such Bank, to make revolving credit advances (any such revolving credit advances made by any Bank a "Loan" and Loans made by any Bank or by all the Banks, as the context requires, the "Loans") to the Borrower, which Loans (a)
                                     -----
shall, at the option of the Borrower, be Base Rate Loans or LIBOR Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type and
(b) may be prepaid and reborrowed in accordance with the provisions hereof; provided, however, that the aggregate principal amount of Loans outstanding (i)
--------  -------
from any Bank shall at no time exceed the Commitment of such Bank at such time and (ii) from all Banks shall at no time exceed the Total Commitment. More than one Borrowing may occur on the same date.

          2.2.  Minimum Amount of Each Borrowing.  The aggregate principal
                --------------------------------
amount of each Borrowing of Base Rate Loans hereunder shall be not less than $100,000 and integral multiples of $50,000 in excess thereof. The aggregate principal amount of each Borrowing of LIBOR Loans hereunder shall be not less than $1,000,000 and integral multiples of $100,000 in excess thereof.

          2.3.  Notice of Borrowing. Whenever the Borrower desires to make a
                -------------------
Borrowing of Loans hereunder, it shall give the Agent at its Notice Office prior written notice by no later than 9:00 a.m., (a) in the case of a Base Rate Loan, on the date such Loan is to be made and (b) in the case of a LIBOR Loan, on the third Business Day prior to the date such Loan is to be made. Each notice requesting a Borrowing (each a "Notice of Borrowing") shall be signed by an
                                -------------------
Authorized Representative and shall be in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be maintained initially as Base Rate Loans or LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto. A Notice of Borrowing shall be deemed to have been given on a certain day only if given before 9:00 a.m. on such day. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required to be specified in the Notice of Borrowing.

          2.4.  Disbursement of Funds.  No later than 1:00 p.m. on the date
                ---------------------
specified in each Notice of Borrowing, each Bank will make available, through such Bank's Applicable Lending Office, its pro rata portion of such Borrowing
                                           --- ----
requested to be made on such date in Dollars and in immediately available funds at the Payment Account of the Agent, and the Agent will make available to the Borrower at its Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent has been notified by any Bank on or prior to a date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank the Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to, (a) if recovered from such Bank, the cost to the Agent of acquiring overnight Federal funds and (b) if recovered from the Borrower, the then applicable rate for Base Rate Loans or LIBOR Loans, as the case may be. Nothing in this Section 2.4 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          2.5.  Notes.  The Borrower's obligation to pay the principal of, and
                -----
interest on, all the Loans made by each Bank shall be evidenced by a promissory note duly executed and delivered to such Bank by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes"). The Note issued to each Bank
         ----                          -----
shall (a) be payable to the order of such Bank and be dated the Closing Date,
(b) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Loans evidenced thereby, (c) mature, with respect to each Loan evidenced thereby and subject to Section 2.12(b), on the Loan Maturity Date, (d) bear interest as provided in the appropriate clause of
Section 2.8 in respect of the Base Rate Loans and LIBOR Loans, as the case may be, evidenced thereby and (e) be entitled to the benefits of the Transaction Documents. Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Note, endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

          2.6.  Conversions and Continuations.
                -----------------------------

          (a) The Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of the Loans made pursuant to one or more Borrowings of one or more Types of Loan into a Borrowing of another Type of Loan, provided that (i) except as otherwise provided in Section
                      -------- ----
2.10(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable to the LIBOR Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than $1,000,000, (ii) Base Rate Loans may only be converted into LIBOR Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) Base Rate Loans may only be converted into LIBOR Loans in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof and (iv) no conversion pursuant to this Section 2.6 shall result in a greater number of Borrowings than is permitted under Section 2.1.

          (b) The Borrower shall have the option to continue all or a portion (which portion shall not be less than the minimum aggregate principal amount or integral multiple in excess thereof specified in Section 2.2) of the outstanding principal amount of LIBOR Loans made pursuant to one or more Borrowings as LIBOR Loans after the last day of the then current Interest Period, provided that no
                                                              -------- ----
Default or Event of Default exists on the date of continuation.

          (c) Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 9:00 a.m. at least three Business Days' prior notice in the form of Exhibit C (each a "Notice of Conversion") signed by
                                               --------------------
an Authorized Representative specifying the Loans to be so converted and, if Base Rate Loans are to be converted into LIBOR Loans, the initial Interest Period to be applicable thereto. Each such continuation shall be effected by the Borrower by giving the Agent at its Notice Office prior to 9:00 a.m. at least three Business Days' prior notice in the form of Exhibit D (each a "Notice
                                                                          ------
of Continuation") signed by an Authorized Representative specifying the LIBOR
---------------
Loans (or portions) to be so continued and the subsequent Interest Period applicable thereto. The Agent shall promptly give each Bank notice of any such proposed conversion or continuation affecting any of its Loans.

          2.7. Pro Rata Borrowings.  All Borrowings of Loans under this
               -------------------
Agreement shall be incurred from the Banks pro rata on the basis of their
                                           --- ----
Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

          2.8. Interest.
               --------

          (a) Subject to Section 2.8(c), the Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Base Rate in effect from time to time.

          (b) Subject to Section 2.8(c), the Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be the sum of the Adjusted LIBOR for such Interest Period and 2.25 % (225 basis points).

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrower hereunder and shall bear interest at a rate per annum equal to 5% per annum in excess of the Base Rate in effect from time to time. During the continuance of an Event of Default (other than an Event of Default arising from the failure of the Borrower to pay the principal of, or interest on, any Loan or any other amount when due), each Loan and other amount payable by the Borrower hereunder shall bear interest at a rate per annum equal to 5% per annum in excess of the interest rate in effect therefor immediately prior to the occurrence of such Event of Default.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, monthly in arrears on the last Business Day of each calendar month, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of one month, on each date occurring at one-month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), on any scheduled payment, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) On each Interest Determination Date, the Agent shall determine the interest rate for the LIBOR Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          2.9. Interest Periods.  At the time it gives any Notice of Borrowing,
               ----------------
Notice of Conversion or Notice of Continuation in respect of the making of, or conversion into, or continuation of any LIBOR Loan (in the case of the initial Interest Period applicable thereto), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest
                                                                  --------
Period") applicable to such LIBOR Loan, which Interest Period shall, at the
------
option of the Borrower, in the case of a LIBOR Loan, be a one, two, three or six month period, provided that: (a) all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period except as otherwise required by
Section 2.10(b); (b) the initial Interest Period for any LIBOR Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion thereof into a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires; (c) if any Interest Period relating to a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (e) no Interest Period shall extend beyond the Loan Maturity Date or, in the case of Loans subject to payment in accordance with
Section 2.12(b), the Commitment Expiration Date. If upon the expiration of any Interest Period applicable to a LIBOR Loan, the Borrower has failed to deliver to the Agent a Notice of Continuation in accordance with Section 2.6(c) for such LIBOR Loan, the Borrower shall be deemed to have elected to convert such Loan into a Base Rate Loan effective as of the expiration date of such current Interest Period.

          2.10. Increased Costs, Illegality, etc.
                ---------------------------------

          (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on any basis provided for in the definition of LIBOR; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan because of (A) the occurrence or existence of any Regulatory Change and/or (B) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any LIBOR Loan has been made (A) unlawful by any law or governmental rule, regulation or order,
(B) impossible by compliance by such Bank with any governmental request (whether or not having force of law) or (C) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or, in the case of clause (i) above, the Agent) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Notice of Continuation given by the Borrower with respect to LIBOR Loans which have not yet been incurred (including by way of conversion or continuation) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, take one of the actions specified in
Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may, and at any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(iii), the Borrower shall, either (i) if the affected LIBOR Loan is then being made initially or pursuant to a conversion, cancel said Borrowing or conversion by giving the Agent notice by telephone (confirmed in writing) of the cancellation on the same date that the Borrower was notified by the Bank or the Agent pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected LIBOR Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such LIBOR Loan into a Base Rate Loan or Loans, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.10(b).

          (c) If any Bank determines at any time that any Regulatory Change will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's Commitment Obligation hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c).

          2.11. Compensation.  The Borrower shall compensate each Bank, upon
                ------------
its written request (which request shall set forth the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its LIBOR Loans) which such Bank may sustain: (a) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, or continuation of, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Notice of Continuation (whether or not withdrawn by the Borrower or deemed rescinded pursuant to Section 2.10(a)); (b) if any repayment (including any prepayment made pursuant to Sections 3.2 or 3.3) or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (c) if any prepayment of LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (d) as a consequence of (i) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or the Note of such Bank or (ii) any action taken pursuant to Section 2.10(b).

          2.12. Extension of Loan Maturity Date.
                -------------------------------

          (a) Not less than 60 days and not more than 90 days prior to the Loan Maturity Date then in effect, provided that no Event of Default shall have
                                   --------
occurred and be
continuing, the Borrower may request an extension of such Loan Maturity Date by submitting to the Agent an extension request in the form of Exhibit E (an "Extension Request"), which the Agent shall promptly furnish to each Bank. Each
 -----------------
Bank shall, no later than the 30th day after the Agent received from the Borrower the applicable Extension Request, notify the Borrower and the Agent of its election to extend or not extend the Loan Maturity Date as requested in such Extension Request. If the Required Banks shall approve in writing the extension of the Loan Maturity Date requested in such Extension Request and the Borrower pays a commitment fee as agreed upon by the Agent, the Banks and the Borrower and the fees required under the Agent fee letter agreement described in Section 3.1(b) as may be agreed upon at that time, then the Loan Maturity Date shall, on the Loan Maturity Date, automatically and without any further action by any Person, be extended for the period specified in such Extension Request; provided
                                                                        --------
that (i) each extension pursuant to this Section 2.12 shall be for a maximum of 364 days and (ii) the Commitment Obligation of any Bank that does not consent in writing within 30 days after the Agent received the applicable Extension Request (an "Objecting Bank") shall, unless earlier terminated in accordance with this
     --------------
Agreement, expire on the Loan Maturity Date in effect on the date of such Extension Request (such Loan Maturity Date referred to as the "Commitment
                                                               ----------
Expiration Date" with respect to such Objecting Bank). If the Required Lenders
---------------
shall not approve in writing the extension of the Loan Maturity Date requested in an Extension Request within 30 days of the date the Agent received such Extension Request, the Loan Maturity Date shall not be extended pursuant to such Extension Request. The Agent shall promptly notify (y) the Banks and the Borrower of any extension of the Loan Maturity Date pursuant to this Section
2.12 and (z) the Borrower and the Banks of any Bank which becomes an Objecting Bank.

          (b) The Commitment Obligation of an Objecting Bank shall terminate on, and all Loans owing to such Objecting Bank on the Commitment Expiration Date for such Bank shall be repaid in full on or before, the Commitment Expiration Date for such Bank.

          (c) Notwithstanding the foregoing, if any Bank becomes an Objecting Bank, the Borrower may, at its own expense and in its sole discretion and prior to the Commitment Expiration Date for such Bank, require such Bank to transfer or assign, in whole or in part, without recourse (in accordance with Section 10.5), all or part of its interests, rights and obligations under this Agreement to an Assignee (provided that the Borrower, with the full cooperation of such Bank, can identify a potential assignee that is ready, willing and able to be an Assignee with respect thereto) which shall assume such assigned obligations (which assignee may be another Bank, if such assignee Bank accepts such assignment); provided that (i) the assignee or the Borrower, as the case may be, shall have paid to such Objecting Bank in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder, including, without limitation, any amounts owing pursuant to Section 2.11 and any amounts that would be owing under said Section if such Loans were prepaid on the date of such assignment, (ii) such assignment does not conflict with any law, rule, regulation or order of any governmental authority, and (iii) the Agent consents to such transfer, which consent will not unreasonably be withheld. Any Assignee which becomes a Bank as a result of such an assignment made pursuant to this Section 2.12(c) shall be deemed to have consented to the applicable Extension Request and, therefore, shall not be an Objecting Bank.

          SECTION 3.  FEES AND PAYMENTS.
                      -----------------

          3.1.  Fees.
                ----

          (a) The Borrower agrees to pay to the Agent for distribution to each Bank a commitment fee (a "Commitment Fee") for the period from the Effective
                          --------------
Date until the Loan Maturity Date (or such earlier date as the Total Commitment shall have been terminated) computed at a rate equal to 0.25% per annum on the daily average Unutilized Commitment of such Bank. Accrued Commitment Fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the Loan Maturity Date or upon such earlier date as the Commitment Obligation for such Bank has been terminated.

          (b) The Borrower shall pay to the Agent, for its own account, such fees as may be agreed to from time to time in a separate letter agreement between the Borrower and the Agent.

          3.2.  Voluntary Prepayments.  The Borrower shall have the right to
                ---------------------
prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Agent at its Notice Office at least three Business Days' prior notice of its intent to prepay the Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each Bank; (b) each prepayment shall be in an aggregate principal amount of at least $500,000, provided that no partial prepayment of LIBOR Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000; (c) prepayments of LIBOR Loans made pursuant to this Section 3.2 may only be made on the last day of an Interest Period applicable thereto; and (d) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.
                                                    --- ----

          3.3.  Mandatory Prepayments and Reduction of Commitments.
                --------------------------------------------------

          (a) On any day on which the aggregate outstanding principal amount of the Loans exceeds the Total Commitment as then in effect, the Borrower shall immediately prepay principal of the Loans in an amount equal to such excess.

          (b)   In the event the Borrower:

          (i) sells or otherwise disposes of any of its assets other than in the ordinary course of business (an "Asset Disposition") or receives insurance
                                     -----------------
proceeds as a result of the loss of, or damage to, any of its assets ("Insurance
                                                                       ---------
Proceeds") and, in either case, the result of which is that Borrower is no
--------
longer in compliance with the covenants contained herein and Borrower does not deliver to the Agent within five Business Days thereof written notice (a "Replacement Notice") signed by an Authorized Representative of its intent to
    ------------------
use a specified portion (which may be 100%) of the proceeds of such Asset Disposition ("Sale Proceeds") or Insurance Proceeds to purchase or otherwise
              -------------
acquire replacement assets or repair assets within (A) 60 days in the case of personal property or (B) 180 days in the case of real property;

          (ii) delivers to the Agent a Replacement Notice but does not purchase or otherwise acquire replacement assets or repair assets within 60 days or 180 days, as the case may be, of its receipt of Sale Proceeds or Insurance Proceeds;

          (iii) delivers to the Agent a Replacement Notice but does not use all of the amount specified therein to purchase or otherwise acquire replacement assets or repair assets within said 30-day period or 180-day period, as the case may be;

          (iv)  receives Net Proceeds of Debt Issuance;

          then,

          (i) in the case of clauses (b)(i) and (b)(ii) the Total Commitment will be reduced (with the Commitment for each Bank reduced on a pro rata basis) by an amount equal to 75% of the (x) Sale Proceeds (net of the reasonable costs of such disposition and the marginal increase in taxes, if any, which may result to the Borrower as a result of the Asset Disposition which gave rise to such Sale Proceeds), (y) the Insurance Proceeds (net of the reasonable costs of the Borrower in collecting such Insurance Proceeds) or (z) the Net Proceeds of Capital Stock, as the case may be;

          (ii) in the case of clause (b)(iii), the Total Commitment will be reduced (with the Commitment for each Bank reduced on a pro rata basis) by an amount equal to 75% of the unused Sale Proceeds (net of a pro rata portion (based on unused Sale Proceeds over total Sale Proceeds) of the reasonable costs of such Asset Disposition and a pro rata portion (based on unused Sale Proceeds over total Sale Proceeds) of the marginal increase in taxes, if any, which may result to the Borrower as a result of the Asset Disposition which gave rise to such Sale Proceeds) or 75% of the unused Insurance Proceeds (net of a pro rata portion (based on unused Insurance Proceeds over total Insurance Proceeds) of the reasonable costs of collecting such Insurance Proceeds); and

          (iii) in the case of clause (b)(iv), the Total Commitment will be reduced (with the Commitment for each Bank reduced on a pro rata basis) by an amount equal to 100% of the Net Proceeds of Debt Issuance.

          (c) With respect to each prepayment of Loans required by Section 3.3(a), the Borrower may designate the Types of Loans which are to be prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans were made, provided that: (i) if any prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than

$1,000,000, such outstanding Loans shall immediately be converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the
           --- ----
Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

          3.4.  Principal Repayment.  The outstanding principal balance of all
                -------------------
Loans shall be paid on the Loan Maturity Date, provided that any Loans made by an Objecting Bank still outstanding on the Commitment Expiration Date for such Objecting Bank shall be repaid on such Commitment Expiration Date.

          3.5.  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 noon on the date when due and shall be made in Dollars in immediately available funds at the Payment Account of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.6.  Net Payments.  All payments made by the Borrower hereunder or
                ------------
under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Borrower shall also reimburse each Bank, upon the written request
 -----
of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located as such Bank shall determine are payable by such Bank in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence (collectively, "Additional Taxes"). If any Taxes or
                                       ----------------
Additional Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and Additional Taxes as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes and Additional Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes or Additional Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes and/or Additional Taxes so levied or imposed and paid by such Bank.

          SECTION 4.  CONDITIONS PRECEDENT.
                      --------------------

          4.1.  Initial Credit Event. The obligation of each Bank to make its
                --------------------
initial Loan is subject to the satisfaction of the conditions set forth in
Section 4.2 and to the satisfaction of the following conditions:

          (a) There shall have been delivered to the Agent for the account of each Bank a Note executed by the Borrower in the amount, maturity and as otherwise provided herein;

          (b) The Agent shall have received a certificate, dated the Closing Date, signed by the President or any Vice President of the Borrower and attested to by the Secretary or any Assistant Secretary of the Borrower in the form of Exhibit F with appropriate insertions, together with copies of the Articles or Certificate of Incorporation and Bylaws of the Borrower and the resolutions of the Borrower referred to in such certificate;

          (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities;

          (d) Proper financing statements (Form UCC-1) shall have been delivered by the Borrower to be filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Documents;

          (e) The Banks shall be satisfied that, after giving effect to the making of the initial Loans and the application of the proceeds thereof by (or on behalf of) the Borrower, the Borrower shall have outstanding no Indebtedness other than the Loans and Permitted Indebtedness;

          (f) Each Bank shall have received: (i) a copy of the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries, if any, at December 31, 1998, and copies of the related consolidated and consolidating statements of operations and stockholders' equity and related consolidated statement of cash flows of the Borrower and, in the case of the statement of operations and stockholders' equity, its Consolidated Subsidiaries, if any, for the Fiscal Year then ended (together with the financial notes thereto, the "Financial Statements"), together, in the case of
                              --------------------
the consolidated financial statements, with an unqualified certification by an independent certified public accountant acceptable to the Agent, and (ii) a copy of the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries, if any, at March 31, 1999, and copies of the related consolidated statements of operations and stockholders' equity and related consolidated statement of cash flows of the Borrower and, in the case of the statement of operations and stockholders' equity, its Consolidated Subsidiaries, if any, for the three month period then ended;

          (g) The Agent shall have received from legal counsel to the Borrower a legal opinion addressed to the Agent, the Collateral Agent and each Bank in form and substance satisfactory to the Required Lenders;

          (h) The Agent shall have received from the Borrower an executed counterpart to the Agent's form automatic debit authorization; and

          (i) The Borrower shall have paid to the Agent all fees due on the Effective Date in accordance with Sections 3.1(a) and (b) and in accordance with the letter agreement referenced in Section 3.1(c) and all costs and expenses owing to the Agent and the Banks, and the Agent's counsel through the Closing Date.

All the Notes, certificates and other documents and papers referred to in this
Section 4.1, unless otherwise specified, shall be delivered to the Agent and the Collateral Agent at the Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

          4.2.  All Credit Events.  The obligation of each Bank to make any Loan
                -----------------
(including the initial Loans) is subject, at the time of each Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          (a) At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except to the extent that a representation and warranty speaks specifically of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

          (b) Prior to each Credit Event, the Agent shall have received a Notice of Borrowing with respect thereto meeting the requirements of Section 2.3.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in Section 4.2 exist as of that time.

          SECTION 5.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
                      ------------------------------------------

          In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements as of the Effective Date and the Closing Date, which shall survive the execution and delivery of this Agreement and the Notes and the making of the
Loans:

          5.1.  Status.  The Borrower (a) is a duly organized and validly
                ------
existing corporation in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority to own its property and assets and to transact the business in which it is engaged and (c) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          5.2.  Corporate Power; Execution and Delivery; Enforceability.  The
                -------------------------------------------------------
Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Transaction Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Transaction Documents. The Borrower has duly executed and delivered each of the Transaction Documents, and each of such Transaction Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

          5.3.  No Violation.  Neither the execution, delivery or performance by
                ------------
the Borrower of the Transaction Documents nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the articles of incorporation or bylaws of the Borrower.

          5.4.  Approvals.  To the best of Borrower's knowledge, no order,
                ---------
consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Transaction Document or (b) the legality, validity, binding effect or enforceability of any such Transaction Document.

          5.5.  Financial Statements; Financial Condition; Undisclosed
                ------------------------------------------------------
Liabilities; etc.
-----------------

          (a) The Financial Statements, the consolidated balance sheet of the Borrower at March 31, 1999, and the related consolidated statements of operations and stockholders' equity and related statement of cash flows of the Borrower for the three-month period, as the case may be, ended on such date and heretofore furnished to the Banks present fairly (i) the consolidated financial condition of the Borrower and its Consolidated Subsidiaries, if any, at March 31, 1999 and the consolidated results of the operations of the Borrower and its

Consolidated Subsidiaries, if any, for the Fiscal Year ended December 31, 1998,
(ii) the financial condition of each Consolidated Subsidiary, if any, of the Borrower at December 31, 1998 and the results of the operations of each Consolidated Subsidiary, if any, of the Borrower for the Fiscal Year ended December 31, 1998, in each case determined on a non-consolidated basis, and
(iii) the financial condition of the Borrower and its Subsidiaries, if any, at March 31, 1999 and the results of the operations of the Borrower and its Consolidated Subsidiaries, if any, for the three-month period ended March 31, 1999. All such financial statements have been prepared in accordance with GAAP except, in the case of the financial statements for the three-month period ended on March 31, 1999, for (x) normal year-end audit adjustments and (y) the failure to use consolidation principles.

          (b) Since March 31, 1999, there has been no Material Adverse Effect upon the business, operations, property, assets or condition (financial or otherwise) of the Borrower.

          (c) Except as fully reflected in the financial statements described in Section 5.5(a), there are no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower. The Borrower does not know of any basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in such financial statements which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          5.6.  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the best knowledge of the Borrower, threatened (a) with respect to any Transaction Document or (b) that could reasonably be expected to have a Material Adverse Effect.

          5.7.  True and Complete Disclosure.  All factual information (taken as
                ----------------------------
a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Bank (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          5.8.  Use of Proceeds; Margin Regulations.  Neither the making of any
                -----------------------------------
Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

          5.9.  Tax Returns and Payments.  The Borrower has filed all tax
                ------------------------
returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with GAAP and those for which the failure to do so would cause a Material Adverse Effect. The Borrower has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal and state income taxes applicable for all prior Fiscal Years and for the current Fiscal Year to the date hereof.


          5.10.  Compliance with ERISA.  Each Plan is in substantial compliance
                 ---------------------
with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; none of the Borrower, any Subsidiary thereof or any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or
expects to incur any liability under any of the foregoing sections with respect to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Borrower, any Subsidiary thereof or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower, any Subsidiary thereof or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any Person interested therein.

          5.11.  Capitalization.  Aside from those listed in the attached
                 --------------
Schedule 5, the Borrower does not have outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock.

          5.12.  Scheduled Information.
                 ---------------------

          (a) Part A of Schedule 6 correctly sets forth, but before giving effect to the incurrence of Loans and the use of the proceeds thereof on the Closing Date, all holders of Indebtedness of the Borrower (with the balance of each such Indebtedness stated as of March 31, 1999) and Part B of Schedule 6 correctly sets forth all holders of Indebtedness of the Borrower other than Indebtedness that is to be paid or prepaid from the incurrence of Loans on the Closing Date (all Indebtedness listed in Part B of Schedule 6, the "Permitted
                                                                    ---------
Indebtedness").
------------

          (b) Part A of Schedule 7 correctly sets forth, but before giving effect to the incurrence of Loans and the use of the proceeds thereof on the Closing Date, all Liens securing any Indebtedness of the Borrower and Part B of
Schedule 7 correctly sets forth all other Liens over any property (real, personal, tangible, intangible, existing or hereafter acquired) of the Borrower

          (c) Schedule 8 correctly sets forth a listing of all insurance maintained by the Borrower.

          (d) Schedule 9 correctly sets forth the address and location of each real property leased by the Borrower and the name and address of the landlord thereof.

          5.13.  Compliance with Statutes, etc.  To the best of Borrower's
                 ------------------------------
knowledge the Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.14.  Labor Relations.  To the best of Borrower's knowledge the
                 ---------------
Borrower is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no significant unfair labor practice complaint pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or, to the best knowledge of the Borrower, threatened against it, (b) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or, to the best knowledge of the Borrower, threatened against it and (c) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

          5.15.  Patents, Licenses, Franchises and Formulas.  The Borrower owns
                 ------------------------------------------
all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

          5.16.  Year 2000 Problem.  The Borrower has reviewed the areas within
                 -----------------
its operations and business which could be adversely affected by, and has developed a program and related systems to enable the Borrower to become Year 2000 Compliant by December 31, 1999 and that such compliance cost to Borrower to become Year 2000 Compliant has not and will not cause a Material Adverse Effect or a default under any of the terms of this Agreement or any indenture mortgage, deed of trust, credit agreement, loan agreement, or any other agreement, contract, or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject. The Borrower has made appropriate inquiries of its suppliers and vendors whose Year 2000 Problem, if any, is likely to be material to the business of the Borrower, and has reasonably concluded that their Year 2000 Problems, if any, will not have a Material Adverse Effect.

          5.17.  Investment Company Act.  The Borrower is not an "investment
                 ----------------------
company" within the meaning of the Investment Company Act of 1940, as amended.

          5.18.  Public Utility Holding Company Act.  The Borrower is not a
                 ----------------------------------
"holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.19.  Subsidiaries.   Other than those listed in the attached
                 ------------
Schedule 10 the Borrower does not have any Subsidiaries.

          SECTION 6.  AFFIRMATIVE COVENANTS.
                      ---------------------

          The Borrower covenants and agrees that on and after the Effective Date and until the Commitment Obligations have terminated and the Loans and the Notes, together with interest, and all other obligations incurred hereunder and thereunder, are paid in full:

          6.1.   Information Covenants.  The Borrower will furnish to each Bank:
                 ---------------------

          (a)    Monthly Financial Statements. Within 30 days after the close of
                 ----------------------------
each month in each Fiscal Year of the Borrower, the balance sheet of the Borrower as at the end of such month and the related consolidated statement of operations and stockholders' equity for such month and for the elapsed portion of the Fiscal Year ended with the last day of such month, and, in each case, setting forth comparative figures for the related periods in the prior Fiscal Year, all of which shall be in form and substance acceptable to the Agent and certified by the Borrower's director of finance, subject to normal year-end audit adjustments.

          (b)    Annual Financial Statements.  Within 90 days after the close of
                 ---------------------------
each Fiscal Year of the Borrower, the audited consolidated and unaudited consolidating balance sheets of the Borrower as at the end of such Fiscal Year and the related audited consolidated and unaudited consolidating statements of operations and stockholders' equity and related audited consolidated statements of cash flows for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year, and certified, in the case of the consolidated financial statements, by independent certified public accountants acceptable to the Required Banks. No such certification shall be qualified as to (i) going concern, (ii) any limitation in the scope of the audit or (iii) possible errors generated by financial reporting and related systems due to the Year 2000 Problem.

          (c)    Management Letters.  Promptly after the Borrower's receipt
                 ------------------
thereof, a copy of any "management letter" received by the Borrower from its certified public accountants.

          (d)    Budgets. Within 90 days after the first day of each Fiscal Year
                 -------
of the Borrower, a budget in form satisfactory to the Required Banks (including budgeted statements of income and retained earnings, and sources and uses of cash and balance sheets) prepared by the Borrower for each of the four Fiscal Quarters of such Fiscal Year accompanied by the statement of the chief financial officer of the Borrower to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby.

          (e)    Compliance Certificates.  At the time of the delivery of the
                 -----------------------
financial statements provided for in Section 6.1(a) and (b), a certificate of an Authorized Representative in the form attached hereto as Exhibit H (each, a "Compliance Certificate").
-----------------------

          (f)    Notice of Default or Litigation.  Promptly, and in any event
                 -------------------------------
within four Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending against the Borrower which could reasonably be expected to have a Material Adverse Effect.

          (g)    Year 2000 Problems.  Promptly, upon the request of the Agent, a
                 ------------------
copy of the plan, timetable and budget of the Borrower to address the Year 2000 Problem, together with periodic updates thereof and expenses incurred to date, any third party assessment of the Borrower's Year 2000 remediation efforts, any Year 2000 contingency plans and any estimates of the Borrowers' potential litigation exposure (if any) to the Year 2000 Problem.

          (h)    Other Reports and Filings.  Promptly, copies of all financial
                 -------------------------
information, proxy materials and other information and reports, if any, which the Borrower thereof shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor.

          (i)    Other Information. From time to time, such other information or
                 -----------------
documents (financial or otherwise) as any Bank may reasonably request.

          6.2.   Books, Records and Inspections.  The Borrower will keep proper
                 ------------------------------
books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower and in compliance with Borrower's standard security procedures, any of the properties of the Borrower and to examine and audit the books of record and account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its and their officers, all at such reasonable times, and upon 48 hours notice, and intervals and to such reasonable extent as the Agent or such Bank may request.

          6.3.   Maintenance of Property, Insurance.  The Borrower will (a) keep
                 ----------------------------------
all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described in Schedule 8, and (c) furnish to each Bank, upon written request, full information as to the insurance carried. The provisions of this
Section 6.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the security documents that require the maintenance of insurance. The Borrower shall ensure that each insurance policy maintained by the Borrower names the Collateral Agent as lender loss payee and the Agent, the Collateral Agent and the Banks as additional insureds.

          6.4.   Corporate Franchises. The Borrower will do or cause to be done,
                 --------------------
all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however,
                                                           --------  -------
that nothing in this Section 6.4 shall prevent the withdrawal by the Borrower of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

          6.5.   Compliance with Statutes, etc.  The Borrower will comply with
                 ------------------------------
all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.6.   ERISA.  As soon as possible and, in any event, within 10
                 -----
Business Days after the Borrower or any ERISA Affiliate knows or has reason to know any of the following, the Borrower will deliver to each of the Banks a certificate of an Authorized Representative setting forth details as to such occurrence and such action, if any, which the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Borrower, any Subsidiary thereof or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA.

          6.7.   End of Fiscal Years; Fiscal Quarters.  The Borrower shall cause
                 ------------------------------------
(a) each of its fiscal years to end on December 31 and (b) each of its Fiscal Quarters to end on the last day of March, June, September, and December.

          6.8.   Performance of Obligations.  The Borrower will perform all its
                 --------------------------
obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.9.   Use of Proceeds; Margin Regulations.  The proceeds of each Loan
                 -----------------------------------
shall be used by the Borrower for working capital and general corporate purposes. Notwithstanding anything to the contrary contained in this Section 6.9, no part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          6.10.  Year 2000 Problems.  The Borrower covenants and agrees that it
                 ------------------
will perform all acts reasonably necessary to ensure that it and any business in which the Borrower holds a substantial interest, become Year 2000 Compliant by December 31, 1999. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of the systems of the Borrower and the remediation, monitoring and testing of such systems.

          6.11.  Control. The management of the Borrower shall include Masood
                 -------
Tayebi, Massih Tayebi, and Thomas Munro.

          6.12   LandLord's Consent. Within Thirty (30) days of the Closing Date
                 ------------------
deliver to the Collateral Agent a Landlord's Consent in the form of Exhibit G executed and delivered by the landlord of each and every real property identified on Schedule 9.

          SECTION 7.  NEGATIVE COVENANTS.
                      ------------------

          The Borrower covenants and agrees that on and after the Effective Date and until the Commitment Obligations have terminated and the Loans and the Notes, together with interest, and all other obligations incurred hereunder and thereunder, are paid in full:

          7.1.   Liens. The Borrower will not create, incur, assume or suffer to
                 -----
exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, and such lien shall continue for a period of more than ten (10) business days, provided that the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of the following (all of which are "Permitted Liens"):

          (a) Liens for taxes, fees, assessments, levies or other governmental charges not yet delinquent, or Liens for taxes, fees, assessments, levies or other governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

          (b) Liens in respect of property or assets of the Borrower imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and its Subsidiaries or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (c)    Liens described in section 5.12(b);

          (d)    Liens created pursuant to the Security Documents;

          (e) Pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

          (f)    Purchase Money Liens;

          (g) Liens on Equipment (including proceeds thereof and accessions thereto) leased by the Borrower pursuant to operating leases entered into in the ordinary course of business incurred solely for the purpose of financing the lease of such Equipment;

          (h) Liens in favor of customs authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

          (j) Liens for taxes or assessments or other government taxes not yet due and payable;

          (k) Pledges or deposits of money securing bids, tender, contracts, (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business,

          (l) Pledges or deposits of money securing bids, tender, contracts (other than ordinary contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business;

          (m) Inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or real estate.

          (n) Carriers, warehousemen's, suppliers', or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000.00 at any one time, so long as such Liens attach only to Inventory;

          (o) Deposits securing, or in lieu of, surety, appear or customs bonds in proceedings to which Borrower is a party;

          (p) Zoning restrictions, easements, licenses, or other restrictions on the use of any real estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value or marketability of such real estate; and

          (q) Liens incurred in connection with the extension, renewal, refunding, refinancing, modification, amendment or restatement of the Indebtedness secured by Liens of the type described in clauses (c), (f) and (g) above, provided that any replacement Lien arising as a result of any such extension, renewal, refunding, refinancing, modification, amendment or restatement shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed, refunded, refinanced, modified, amended or restated does not increase.

          7.2.   Consolidation, Merger, Sale of Assets, etc.  The Borrower will
                 -------------------------------------------
not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of Inventory, materials and Equipment in the ordinary course of business) of any Person, except that (a) the Borrower may make sales of Inventory in the ordinary course of its business, (b) subject to Section 3.3(b), the Borrower may, in the ordinary course of business, sell Equipment which is uneconomic or obsolete, (c) capital expenditures shall be permitted to the extent not in violation of Section 7.7 or (d) Borrower and/or its Subsidiaries may make acquisitions of property, assets or stock so long as the conditions set forth below are satisfied.

          (i) If Borrower or a Subsidiary desires to acquire all or substantially all of the assets or capital Stock of any Person (the "Target"),
                                                                     ------
the following conditions must be satisfied and in each case upon written approval of Agent, such Acquisition shall become a "Permitted Acquisition":
                                                    ---------------------

          (A) Agent shall receive at least thirty (30) Business Day's prior written notice of the intended closing date of such proposed Acquisition, which notice shall include a reasonably detailed description of such proposed Acquisition and a report setting forth all financial and related information concerning the proposed Acquisition as Agent then may reasonably request in such form, manner and detail as then reasonably requested by Agent; including updated versions of the most recently delivered projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Borrower's projections (the "Acquisition
                                                             -----------
Projections") and based upon historical financial data of a recent date
-----------
satisfactory to Agent, taking into account such Permitted Acquisition;

          (B) such Acquisition shall be consensual and shall have been approved by the Target's board of directors (i.e., it is not a "hostile"
                                             ---
Acquisition);

          (C) such Acquisition shall comprise a business, or those assets of a business, of the type engaged in by Borrower and its Subsidiaries as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such proposed Acquisition;

          (D) at the time of such proposed Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

          (E) Agent shall have received at least five (5) days prior to the intended closing date of such Acquisition or on the date of their intended execution (if required or permitted to be executed prior to such Acquisition being consummated whichever is the earlier), copies of all documents, instruments and agreements substantially in the form to be executed by Borrower or any of its Subsidiaries evidencing, governing or relating to such Acquisition (the "Acquisition Documents), and Agent shall be satisfied therewith and with
      ---------------------
any change in the organization structure of Borrower and its Subsidiaries resulting therefrom;

          (F) at or prior to the closing of any Acquisition, (I) Agent shall have received such documents and instruments as may be necessary to grant or confirm to Agent a perfected Lien (subject to Permitted Encumbrances) on or security interest in the Stock, all assets or the line of business so acquired by, and not merged into, Borrower or a Subsidiary, (II) if the Target is acquired by, and not merged into, Borrower or any other Subsidiary, Target shall have executed a guaranty of all of the Obligations of Borrower hereunder subject to any appropriate limitations as Agent shall determine in its discretion, (III) Borrower shall have executed in favor of Agent an Assignment of Representations, Warranties, Covenants, Indemnities and Rights in respect of Borrower's or any other applicable Subsidiary's rights under the applicable Acquisition Agreement, and (IV) Borrower or any other applicable Subsidiary and the Target shall have executed such other documents and taken such additional actions as may be required by Agent in connection therewith;

          (G)    Concurrently with delivery of the notice referred to in clause
(I) above, Borrower shall have delivered to Agent, in form and substance satisfactory to Agent a pro forma consolidated and consolidating balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be
----------------------
complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that:

          (I) At the time of the closing of such Acquisition, Borrower is in compliance with all financial covenants set forth in this Agreement on a pro forma basis, giving effect to such Acquisition as of the then most recently concluded fiscal month end of Borrower for which financial reports are then available (which must be within sixty (60) days prior to the date of consummation of such Acquisition), on both a historical and prospective basis, for the respective twelve (12) months periods both preceding and succeeding such fiscal month end, as reflected on the Acquisition Pro Forma for each of such fiscal periods;

          (II) At the time of the closing of such Acquisition, on a pro forma basis, after factoring in the Target's share as a Subsidiary of Borrower of historical overhead, debt service and similar costs allocated to Borrower's Subsidiaries over the twelve (12) months ending as of the most recently concluded fiscal month of Borrower prior to the Acquisition for which financial statements are available (which must be within sixty (60) days prior to the date of consummation of such Acquisition), the Target on a stand alone basis, has a positive EBITDA;

          (III) On a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Acquisition and Borrower would have been in compliance with the financial covenants contained in this Agreement for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

          (H) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated and consolidating balance sheet of Borrower and Target after giving effect to such Acquisition, except (I) Loans made hereunder or other Permitted Indebtedness, and (II) ordinary course trade payables, performance bonds, accrued expenses, unsecured Indebtedness and assumed real and personal property leases of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Acquisition and the total amount of any assumed real and personal property leases of the Target when combined with existing real and personal property leases of Borrower and its Subsidiaries shall not exceed the permitted amounts set forth in this Agreement.

          7.3.   Dividends.  The Borrower will not declare or pay any dividends,
                 ---------
or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its Capital Stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes.

          7.4.   Indebtedness.  The Borrower will not contract, create, incur,
                 ------------
assume or suffer to exist any Indebtedness, except (a) Indebtedness of the Borrower incurred under the Transaction Documents, (b) Permitted Indebtedness,
(c) so long as no Default has occurred and is continuing at the time such Indebtedness is incurred or would result from the making thereof,

Money Indebtedness, (d) accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by the Borrower in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Borrower, (e) obligations under letters of credit incurred by the Borrower in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation, (f) Indebtedness with respect to Capital Leases to the extent permitted by Section 7.7, (g) any other Indebtedness not exceeding $200,000 in aggregate principal amount at any one time outstanding, (h) any additional Indebtedness allowed by the Required Banks in connection with Permitted Acquisitions; and (i) extensions, renewals, refundings, modifications, amendments and restatements of any of the items of Indebtedness described in clauses (a), (b), (c), (f) and (g) above, provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon the Borrower.

          7.5.   Advances, Investments and Loans.  The Borrower will not lend
                 -------------------------------
money or credit or make advances to any Person, or purchase or acquire any stock, obligations or Securities of, or any other interest in, or make any capital contribution to, any other Person, or create any Subsidiaries except that (a) the Borrower may acquire and hold Accounts owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and (b) the Borrower may make Permitted Investments.

          7.6.   Transactions with Affiliates.  The Borrower will not enter into
                 ----------------------------
any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower, other than on terms and conditions substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm's-length transaction with a Person other than an Affiliate, and other than the financing of employee stock options.

          7.7    Capital Expenditures. The Borrower will not make any
                 --------------------
expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including capitalized lease obligations) during any Fiscal Year if, as a result thereof, the aggregate amount of such expenditures for such Fiscal Year would exceed $2,500,000.

          7.8.   Trading Ratio.  The Borrower will not permit the ratio of (a)
                 -------------
the sum of (i) its cash, (ii) its Permitted Investments of the type described in clause (ii) of the definition thereof, (iii) its billed and unbilled Accounts (excluding construction pass-through Accounts) to (b) the sum of its (i) accounts payable (excluding construction pass-through accounts payable), (ii) all amounts it owes under this Agreement and the Notes and (iii) its operational accruals (excluding construction pass-through accruals) at any time to be less than 1:25 to 1:00.

          7.9.   Net Worth.  The Borrower will not, at any time permit Net Worth
                 ---------
plus Subordinated Debt to be less than $20,000,000, plus (b) an aggregate amount equal to 50% of

Net Income for each completed Fiscal Quarter beginning with the Fiscal Quarter ended June 30, 1999 (provided that any negative Net Income amount shall be treated as $0.00 for the purposes of these calculations) plus (c) an aggregate amount equal to 75% of Net Proceeds of Capital Stock for each completed Fiscal Quarter beginning with the Fiscal Quarter ended June 30, 1999.

          7.10.  Profitability.  The Borrower will not permit Net Income in any
                 -------------
one (1) Fiscal Quarter to be less than $750,000, or Net Income in any two (2) consecutive Fiscal Quarters to average less than $1,000,000 per Fiscal Quarter.

          7.11   Maximum Debt to Net Worth.  The Borrower will not permit its
                 -------------------------
Indebtedness minus Subordinated Debt to exceed 1.75 times the sum of Net Worth and Subordinated Debt.

          7.12   Working Capital.  The Borrower will not permit its Working
                 ---------------
Capital to be less than $20,000,000.

          7.13   Limitation on Voluntary Payments and Modifications of
                 -----------------------------------------------------
Indebtedness; Modifications of Certificate of Incorporation, Bylaws and Certain
-------------------------------------------------------------------------------
Other Agreements; etc.  The Borrower will not without the prior written consent
----------------------
of the Required Banks: (a) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Permitted Indebtedness or (b) amend or modify, or permit the amendment or modification of, any material provision of any Permitted Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (c) amend, modify or change its articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or bylaws, or any agreement entered into by it, with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock.

          Notwithstanding any provision in this section 7.13 to the contrary, as long as no Events of Default exist, then (i) Borrower is permitted to repay those notes owed to individuals listed as "Entel Shareholders" in Schedule 6 of the Agreement; and (ii) upon Borrower's completion of an underwritten public offering resulting in net proceeds to Borrower of at least $40,000,000, Borrower is permitted to repay Subordinated Debt owed to Massih and Massood Tayebi.

          7.14   Business. The Borrower will not engage (directly or indirectly)
                 --------
in any business other than the business in which it is engaged on the Effective Date or any business incidental thereto.

          SECTION 8.  EVENTS OF DEFAULT.
                      -----------------

          Upon the occurrence of any of the following specified events (each an "Event of Default"):
 ----------------

          8.1.   Payments.  The Borrower shall (a) default in the payment when
                 --------
due of any principal of any Loan or any Note or (b) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or any Note or any fees or any other amounts owing hereunder or under any Transaction Document; or

          8.2.   Representations, etc. Any representation, warranty or statement
                 ---------------------
made by or on behalf of the Borrower herein or in any other Transaction Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          8.3.   Covenants.  The Borrower shall (a) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in
Section 6.1(f)(i) or Section 7; or (b) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.1(a), (b) and (d) and such default shall continue unremedied for a period of 10 Business Days from the occurrence of such default; or (c) default in the due performance or observance by it of any other term, covenant or agreement (other than those referred to in Sections 8.1 and 8.2 and clauses (a) and (b) of this
Section 8.3) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the occurrence of such default; or

          8.4.   Cross Default; Cross Acceleration.  The Borrower shall (a)
                 ---------------------------------
default in any payment of any Indebtedness (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (b) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

          8.5.   Bankruptcy, etc.  The Borrower shall commence a voluntary case
                 ----------------
concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower,
----------------
and the petition is not controverted within 10 Business Days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower, or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, or there is commenced against the Borrower any such proceeding which remains undismissed for a period of 60 days, or the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

          8.6.   ERISA.  Any Plan shall fail to maintain the minimum funding
                 -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is, shall have been or is likely to be terminated or the subject of termination proceeding under ERISA; any Plan shall have an Unfunded Current Liability; or the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section
4971 or 4975 of the Code, or the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees (other than as required by Section 601 of ERISA); there shall result from any such event or events the imposition of a Lien upon the assets of the Borrower, the granting of a security interest, or a liability or a material risk of incurring a liability, which Lien, security interest or liability, in the opinion of the Required Banks, will have a Material Adverse Effect; or

          8.7.   Security Documents.  The Security Documents or any provision
                 ------------------
thereof shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, or the Borrower or any other Person obligated under any Security Document (other than the Collateral Agent) shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Security Document beyond the period of grace therein; or

          8.8.   Judgments.  One or more judgments or decrees shall be entered
                 ---------
against the Borrower involving in the aggregate for the Borrower a liability (not paid or fully covered by insurance) of $200,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may and, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against the Borrower (provided, that, if an Event of Default specified in Section 8.5 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (a) and (b) below shall occur automatically without the giving of any such notice): (a) declare the Commitment Obligations terminated, whereupon the Commitment Obligation of each Bank shall forthwith terminate immediately without any other notice of any kind; (b) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (c) exercise any and all of the rights and remedies available to the Agent, the Collateral Agent and the Banks under the Transaction Documents, at law (including, without limitation, the UCC) or equity.

          SECTION 9.  THE AGENT, COLLATERAL AGENT AND DOCUMENTATION AGENT.
                      ---------------------------------------------------

          9.1.   Appointment.  The Banks hereby designate Imperial Bank as Agent
                 -----------
(for purposes of this Section 9, the term "Agent" shall also include Imperial Bank in its capacity as Collateral Agent under the Transaction Documents to which it is a party) to act as specified herein and in the other Transaction Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Transaction Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

          9.2.   Nature of Duties.  The Agent shall have no duties or
                 ----------------
responsibilities except those expressly set forth in this Agreement and the Transaction Documents. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Transaction Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein.

          9.3.   Lack of Reliance on the Agent.  Independently and without
                 -----------------------------
reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Transaction Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Transaction Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

          9.4.   Certain Rights of the Agent.  If the Agent shall request
                 ---------------------------
instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Transaction Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Transaction Document in accordance with the instructions of the Required Banks.

          9.5.   Reliance.  The Agent shall be entitled to rely, and shall be
                 --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Transaction Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

          9.6.   Indemnification.  To the extent the Agent is not reimbursed and
                 ---------------
indemnified by the Borrower, and without limiting the Obligations of the Borrower under the Transaction Documents to which it is a party, the Banks will reimburse and indemnify the Agent, in proportion to their respective Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Transaction Document, or in any way relating to or arising out of this Agreement or any other Transaction Document; provided, however, that no Bank
                                             --------  -------
shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          9.7.   The Agent in its Individual Capacity.  With respect to its
                 ------------------------------------
obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          9.8.   Holders.  The Agent may deem and treat the payee of any Note as
                 -------
the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          9.9.   Resignation by the Agent.
                 ------------------------

          (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Transaction Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, may then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the twentieth Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Transaction Document until such time, if any, as the Banks appoint a successor Agent as provided above.

          9.10.  Documentation Agent.  The Documentation Agent shall have no
                 -------------------
right, power, obligation, liability, responsibility or duty under the Transaction Documents other than those applicable to a Bank as such. Without limiting the foregoing, the Documentation Agent, as such, shall not have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied on, and will not rely on, the Documentation Agent in deciding to enter into this Agreement or in taking or not taking action hereunder or under any other Transaction Document.

          SECTION 10.  MISCELLANEOUS.
                       -------------

          10.1.  Payment of Expenses, Indemnification, etc.  The Borrower shall:
                 ------------------------------------------

          (a) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, reasonable attorney's fees, provided that the amount of such fees and expenses shall not exceed $20,000) in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents and the documents and instruments referred to herein and therein;

          (b) pay all out-of-pocket costs and expenses of the Agent, the Collateral Agent and each Bank (including, without limitation, the reasonable fees and disbursements of counsel to the Agent, the Collateral Agent or such
Bank) in connection with (i) any amendment, waiver or consent relating to any Transaction Document and (ii) the enforcement of any Transaction Document and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks);

          (c) (i) pay the audit fees incurred by the Agent (or any Person retained by the Agent) in connection with periodic examinations of the books and records of the Borrower and its Subsidiaries conducted at the request of the Agent; and (ii) during the continuance of an Event of Default, pay the audit fees incurred by any Bank (or any Person retained by any such Bank) in connection with periodic examinations of the books and records of the Borrower and its Subsidiaries conducted at the request of any Bank;

          (d) pay and hold the Agent and the Collateral Agent harmless from and against all filing and recording fees required to perfect the Liens granted under the Security Documents;

          (e) pay and hold the Agent, the Collateral Agent and each Bank harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agent, the Collateral Agent or such Bank) to pay such taxes; and

          (f) indemnify the Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Transaction Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Transaction Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

          10.2.  Right of Set-off.  In addition to any rights now or hereafter
                 ----------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent and each Bank are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent or such Bank (including, without limitation, by branches and agencies of the Agent or such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to the Agent or such Bank under this Agreement or under any of the other Transaction Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 10.7(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Transaction Document, irrespective of whether or not the Agent or such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding the foregoing provisions of this Section 10.2, if at any time the Commitment Obligations and Loans are secured by real property, no Bank shall exercise a right of setoff, banker's lien or counterclaim or take any court or administrative action to enforce any provision of the Transaction Documents if such action would constitute an "action" within the meaning of
Section 726 of the California Code of Civil Procedure without obtaining the prior consent of the Required Banks, and any attempted exercise by any Bank of any such action without first obtaining such consent shall be null and void. The provisions of the preceding sentence are solely for the benefit of the Agent and the Banks and the Borrower shall have no rights therein.

          10.3.  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered:

          if to the Borrower, to:

          Wireless Facilities, Inc.
          9805 Scranton Road, Suite 100, San Diego, CA 92121

          Attention:  Thomas Munro,
                      Chief Financial Officer

          Telephone: (858) 450-7315
          Facsimile:   (858) 824-2928,

          if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule 2; and

          if to the Agent, at its Notice Office;

or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier upon telephonic confirmation by the sending party, except that notices and communications to the Agent shall not be effective until received by the Agent.

          10.4.  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its rights or obligations hereunder without the prior consent of all of the Banks.

          10.5.  Assignments, Participations, Etc.
                 ---------------------------------

          (a) Any Bank may, with the written consent of the Borrower (at all times other than during the existence of an Event of Default) and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Persons (provided that no written consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Bank to an Affiliate of such Bank or to another Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment
---------
Obligations and the other rights and obligations of such Bank under the Transaction Documents, in a minimum amount of $3,000,000; provided, however,
                                                           --------  -------
that the Borrower and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of Exhibit I ("Assignment and Acceptance") and (iii) the
                                      -------------------------
Assignee has paid to the Agent a processing fee in the amount of $3,500.

          (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Transaction Documents have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under this Agreement, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Transaction Documents.

          (c) Immediately upon each Assignee's making its processing fee payment under Section 10.5(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom and the Agent shall deliver to the Borrower and each Bank revised Schedules 1 and 2 reflecting the reallocation of Commitments and address changes. The portion of the Commitments allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

          (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a "Participant") participating
                                                    -----------
interests in any Loans made by such Bank, the Commitment Obligations of such Bank and the other interests of such Bank (the "Originator") hereunder and under
                                                ----------
the other Transaction Documents; provided, however,
                                 --------  -------
that (i) the Originator's obligations under this Agreement shall remain unchanged, (ii) the Originator shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Collateral Agent and the Agent shall continue to deal solely and directly with the Originator in connection with the Originator's rights and obligations under the Transaction Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in Section 10.12. In the case of any such participation, the Participant shall be entitled to the benefit of Section 2.10, 2.11, 3.6 and 10.1 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law, provided that payment made by a Borrower to or for the account of any Bank in respect of a Loan made by such Bank to such Borrower shall satisfy such Borrower's payment obligation in respect of such Loan to the extent of such payment regardless of any encumbrance created pursuant to this Section 10.5(e).

          10.6.  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Agent, the Collateral Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Transaction Document and no course of dealing between the Borrower, the Collateral Agent, the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Transaction Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          10.7.  Payments Pro Rata.
                 -----------------

          (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall distribute such payment to the Banks pro rata based upon their respective
                                     --- ----
shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Transaction Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or any fee due hereunder, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          10.8.  Calculations; Computations.
                 --------------------------

          (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, however,
                                                              --------  -------
that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 shall utilize accounting principles and policies in conformity with those used to prepare the Financial Statements.

          (b) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

          10.9.  Governing Law; Reference; Arbitration; Submission to
                 ----------------------------------------------------
Jurisdiction; Venue; Waiver.
---------------------------

          (a) THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA.

          (b) Except with respect to claims or disputes relating to the exercise of remedies by the Agent, the Collateral Agent or any Bank against the Borrower or the Collateral, including (i) the foreclosure, sale or other disposition of any of the Collateral, (ii) the collection or enforcement of the Obligations, (iii) the exercise of self-help remedies, including the exercise of any rights of setoff, or (iv) the obtaining of, or opposition to, provisional or ancillary remedies before, during or after the pendency of any judicial reference or arbitration proceeding contemplated in this Section 10.9 (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between or among the parties arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions related thereto, which controversy, dispute or claim is not settled in writing within 30 days after the date on which a Person party to any Transaction Document provides written notice to all other parties party thereto that a controversy, dispute or claim exists thereunder (each such date, a "Claim
                                                                           -----
Date") will be settled by a reference proceeding in California in accordance
----
with the provisions of Section 638 et seq. of the California Code of Civil
                                   ------
Procedure (the "CCP"), which shall constitute the exclusive remedy for the
                ---
settlement of any controversy, dispute or claim concerning this Agreement or any of the other Transaction Documents or the transactions related thereto, including whether such controversy, dispute or claim is subject to the reference provisions set forth in this Section 10.9, and, except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court for the State of California located in Los Angeles County, California (the "Superior Court"). The
                                                           --------------
referee shall be a retired judge of the Superior Court selected by mutual agreement of the parties, and if they cannot so agree within 45 days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court. Each party shall have one peremptory challenge pursuant to Section 170.6 of the CCP. The referee shall
(A) be requested to set the matter for hearing within 60 days after the Claim Date and (B) try any and all issues of law or fact and report a statement of decision upon them, if possible, within 90 days of the Claim Date. Any statement of decision rendered by the referee shall be final, binding and conclusive on the parties and judgment shall be entered pursuant to Section 644 of the CCP in the Superior Court or any other court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after 30 days following notice to any other party of the nature of the controversy, dispute or claim by filing a petition for a hearing or trial. All discovery permitted by this Section 10.9 shall be completed no later than 15 days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by any party upon seven days' written notice, and request for production or inspection of documents shall be responded to within ten days after service. All disputes relating to discovery that cannot be resolved by the parties shall be submitted to the referee, whose decision shall be final, binding and conclusive on the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary or provisional remedies, as appropriate.

          (c) Except as expressly set forth in this Section 10.9, the referee shall determine the manner in which the reference proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (d) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide temporary or provisional remedies and to file a statement of decision that will be binding upon the parties. The referee shall issue a single statement of decision at the close of the reference proceeding, which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest the statement of decision and to appeal from any judgment or appealable order entered by the Superior Court or any other court based on such statement of decision. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding subject to this Section 10.9.

          (e) In the event that the enabling legislation that provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure described in this Section 10.9 will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

          (f) THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE NOT SUBJECT TO THE REFERENCE OR ARBITRATION PROCEDURES SET FORTH HEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE AGENT, THE COLLATERAL AGENT AND THE BANKS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, the Collateral Agent, the Banks and the Borrower each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other Transaction Documents, and that each will continue to rely on the waiver in their related future dealings. The Agent, the Collateral Agent, the Banks and the Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each, knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING

THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER TRANSACTION DOCUMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          (g)    To the extent not addressed by the preceding provisions of this
Section 10.9, any legal action or proceeding against the Borrower with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of California or of the United States for the Central District of California, and, by execution and delivery of this Agreement and the other Transaction Documents, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth in Section 10.3, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent, the Collateral Agent any Bank or the holder of any Note to serve process in any other manner permitted by law or, subject to the preceding provisions of this Section 10.9, to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (h) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Transaction Document brought in the courts referred to in clause (g) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          10.10. Obligation to Make Payments in Dollars.  The obligation of the
                 --------------------------------------
Borrower to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Transaction Document to the Payment Account of the Agent as provided in Section 3.5 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Account on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Transaction Document. The obligation of the Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Transaction Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Transaction Document.

          10.11. Counterparts; Faxed Signature.  This Agreement may be executed
                 -----------------------------
in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent. This Agreement may be executed by facsimile signature and each such signature shall be treated in all respects as having the same effect as an original signature.

          10.12. Amendment or Waiver.  Neither this Agreement nor any other
                 -------------------
Transaction Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks and the Agent; provided, however, that
                                                       --------  -------
no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend any scheduled payment date or the final maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment Obligation of any Bank), (ii) release any Collateral under any Security Document except as shall be otherwise provided in any Transaction Document, (iii) amend, modify or waive any provision of this Section 10.12 or Section 9.6, 10.1, 10.2, 10.4, 10.7 or 10.8(b), (iv) reduce the percentage specified in the definition of Required Banks or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

          10.13. Severability.  In case any provision in or obligation under
                 ------------
this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          10.14. Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 2.10, 2.11, 3.6, 9.6 and 10.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

          10.15. Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

          10.16  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which the Borrower and each of the Banks shall
           --------------
have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephone (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                 WIRELESS FACILITIES, INC.

                                 By:

                                    Name: _________________

                                    Title:  _________________

                                 IMPERIAL BANK,
                                 as Agent, Collateral Agent, Documentation
                                 Agent, and a Bank

                                 By:__________________________________________

                                    Name: _________________

                                    Title:  _________________

                                                                      SCHEDULE 1
                                                             TO CREDIT AGREEMENT


                                  COMMITMENTS
Name of Bank                      -----------                        Commitment
------------                                                         ----------

Imperial Bank                                                        $10,000,000

  Total                                                              $10,000,000

                                                                      SCHEDULE 2
                                                             TO CREDIT AGREEMENT

                          APPLICABLE LENDING OFFICES
                          --------------------------


--------------------------------------------------------------------------------------------------------------------
Bank                                         Base Rate Lending Office                  LIBOR Lender Office
----                                         ------------------------                  -------------------
--------------------------------------------------------------------------------------------------------------------
Imperial Bank                                Imperial Bank                             Imperial Bank
                                             701 B Street, Suite 600                   701 B Street, Suite 600
                                             San Diego, CA 92101                       San Diego, CA 92101
                                             Attention: Michael Berrier                Attention: Michael Berrier
                                             Telephone: (619) 338-1512                 Telephone: (619) 338-1512
                                             Telecopier: (619) 234-2234                Telecopier: (619) 234-2234
--------------------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 3
                                                             TO CREDIT AGREEMENT

                              SECURITY DOCUMENTS
                              ------------------

          1.  Security Agreement to be executed by the Borrower.

          2. California UCC-1 Financing Statement to be executed by the Borrower.

                                                                      SCHEDULE 4
                                                             TO CREDIT AGREEMENT

                                  INVESTMENTS
                                  -----------
               [Included in Definition of Permitted Investments]

--------------------------------------------------------------------------------------------------------------------
Investment                                             Balance at 6/30/99                  Percentage Owned
--------------------------------------------------------------------------------------------------------------------
Hybrid Path Communications LLC                         $        95,459                              18% - 251 Shares
--------------------------------------------------------------------------------------------------------------------
WFI de Mexico, S. de R.L. de C.V.                         Consolidated                                    88%
--------------------------------------------------------------------------------------------------------------------
Wireless Facilities Latin America Ltda                    Consolidated                                   100%
--------------------------------------------------------------------------------------------------------------------
Wireless Facilities, Inc./ENTEL                           Consolidated                                   100%
--------------------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 5
                                                             TO CREDIT AGREEMENT

                         SECURITIES CONVERTIBLE INTO OR
                         ------------------------------
                         EXCHANGEABLE FOR CAPITAL STOCK
                         ------------------------------
                                 [Section 5.11]

Stock Options held by Employees                                  5,192,997 options to purchase common
                                                                            stock in total
-------------------------------------------------------------------------------------------------------
Scot Jarvis                                                                              450,000 Common
-------------------------------------------------------------------------------------------------------
Scott Anderson                                                                           450,000 Common
-------------------------------------------------------------------------------------------------------
Farzad Ghassemi                                                                          138,219 Common
-------------------------------------------------------------------------------------------------------
Peter Ghassemi                                                                           102,162 Common
-------------------------------------------------------------------------------------------------------
Daria Chaisson                                                                              2040 Common
-------------------------------------------------------------------------------------------------------
Erroll Chaisson                                                                             1960 Common
-------------------------------------------------------------------------------------------------------
Oak Investment Partners VIII, LP                                           4,067,847 Series A Preferred
                                                                           2,279,090 Series B Preferred
-------------------------------------------------------------------------------------------------------
Oak VIII Affiliates Fund, LP                                                  78,786 Series A Preferred
                                                                              44,141 Series B Preferred
-------------------------------------------------------------------------------------------------------
Worldview Technology Partners, I, LP                                         488,622 Series A Preferred
                                                                             273,761 Series B Preferred
-------------------------------------------------------------------------------------------------------
Worldview International I, LP                                                190,443 Series A Preferred
                                                                             106,700 Series B Preferred
-------------------------------------------------------------------------------------------------------
Worldview Strategic Partners, I, LP                                           42,090 Series A Preferred
                                                                              23,581 Series B Preferred
-------------------------------------------------------------------------------------------------------
Fred Warren                                                                              120,192 Common
-------------------------------------------------------------------------------------------------------
Stanford University                                                                       60,096 Common
-------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 6
                                                             TO CREDIT AGREEMENT

                                  INDEBTEDNESS
                                  ------------
                               [Section 5.12(a)]
      (All Indebtedness of the Borrower)

Part A and Part B:
-----------------

------------------------------------------------------------------------
                       Creditor                          6/30/99 Balance
------------------------------------------------------------------------
BCI                                                        $  867,257.00
------------------------------------------------------------------------
Entel Shareholders:
------------------------------------------------------------------------
     Gerald T. Vento                                        1,493,604.15
------------------------------------------------------------------------
     John T. Vento                                            341,121.46
------------------------------------------------------------------------
     Thomas H. Sullivan                                       485,254.57
------------------------------------------------------------------------
     Media / Communications Partners II Ltd.                  231,916.33
------------------------------------------------------------------------
     Muhammad H. Khan                                         123,990.30
------------------------------------------------------------------------
     Darlush Alipanah                                         161,053.09
------------------------------------------------------------------------
     Margaret Ruggieri                                        161,053.09
------------------------------------------------------------------------
     John McGrath                                              32,210.49
------------------------------------------------------------------------
     Media Communications Investors Ltd.                        9,662.73
------------------------------------------------------------------------
Union Bank ($3 Million line of credit)                              0.00
------------------------------------------------------------------------
Wireless Facilities, Inc. Shareholders
------------------------------------------------------------------------
     Masood Tayebi                                          2,605,263.16
------------------------------------------------------------------------
     Massih Tayebi                                          2,315,789.47
------------------------------------------------------------------------
     Sean Tayebi                                              578,947.37
------------------------------------------------------------------------
Willtel Financial Services (phone lease)                        5,450.00
------------------------------------------------------------------------

                                                                      SCHEDULE 7
                                                             TO CREDIT AGREEMENT

                                     LIENS
                                     -----
                               [Section 5.12(b)]

     PART A
     ------

     1.   California UCC Financing Statements.

Identification No.:          Secured Party:                          Date Filed:
------------------           -------------                           -----------
9811260359                   Union Bank of California, N.A.            4/21/98
                             P. O. Box 30115
                             Los Angeles, CA  90030-0115
                             AT&T (Lucent Phone System Lease)
                             Konica Copier (Copier Lease)
                             [NAME OF CREDITOR] (Automotive Lease)
                             [NAME OF CREDITOR] (Automotive Lease)



     PART B
     ------

     1.   California UCC Financing Statements.

Identification No.:          Secured Party:                          Date Filed:
------------------           -------------                           -----------

                             AT&T (Lucent Phone System
                             Konica Copier (Copier Lease)
                             [NAME OF CREDITOR] (Automotive Lease)
                             [NAME OF CREDITOR] (Automotive Lease)

                                                                      SCHEDULE 8
                                                             TO CREDIT AGREEMENT

                                   INSURANCE
                                   ---------
                               [Section 5.12(c)]

Attached Description of Insurance Coverage.

                                                                      SCHEDULE 9
                                                             TO CREDIT AGREEMENT
                                  LEASED REAL
                                    PROPERTY
                                    --------
                               [Section 5.12 (d)]

ADDRESS                                                    LANDLORD

Address                                                Landlord
-------                                                --------

San Diego Tech Center                                  [_______________]
9605 Scranton Road, Suite 102
San Diego, CA  92121
(858) 542-7900

GTE Government Systems                                 [________________]
15000 Conference Center Drive
Chantilly, VA  20151-3808

Needleman Management Co.                               [_________________]
1060 N. Kings Highway, Suite 250
Cherry Hill, NJ  00034

Coles Hill                                             [_________________]
432A Coles Road
Blackwood, NJ  08012
(609) 228-3761

DDS Rental Account                                     [_________________]
125 Thunderbird Ct.
Novato, CA  94949
(415) 382-0714

                                                                     SCHEDULE 10
                                                             TO CREDIT AGREEMENT

                                  SUBSIDIARIES
                                 [Section 5.19]

Wireless Facilities, Inc./Entel, a Delaware corporation
WFI de Mexico, S. de R.L. de C.V., a Mexican corporation
Wireless Facilities Latin America, Ltda, a Brazilian commercial limited liability company

                                                                       EXHIBIT A
                                                                       ---------


                              NOTICE OF BORROWING


                                                                          [Date]


Imperial Bank, as Agent
 for the Banks parties to
 the Credit Agreement
 referred to below

Imperial Bank
9920 S. La Cienega Blvd.
14/th/ Floor
Inglewood, CA 90301

Attention:  Judy Varner

Ladies and Gentlemen:

          The undersigned, Wireless Facilites, Inc., refers to the Credit Agreement, dated as of August 17, 1999 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein
 ----------------
defined), among the undersigned, certain Banks parties thereto and you, as Agent and Collateral Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed
                                                             --------
Borrowing") as required by Section 2.3 of the Credit Agreement:
---------

          (i)      The Business Day of the Proposed Borrowing is [________],
     [__].

          (ii) The aggregate principal amount of the Proposed Borrowing is $[_____________].

          (iii) The Proposed Borrowing is to consist of [Base Rate Loans] [LIBOR Loans].

          /1/[(iv) The initial Interest Period for the Proposed Borrowing is [___] months.]

___________________

/1/  To be included for a Proposed Borrowing of LIBOR Loans.

          [(iv)] [(v)] Following the Proposed Borrowing, the total number of Borrowings of LIBOR Loans will be [___].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Section 6 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date (except to the extent that a representation and warranty speaks specifically of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

          (C) the aggregate principal amount of Loans outstanding does not, and the aggregate principal amount of Loans outstanding after giving effect to the Proposed Borrowing will not, exceed the Borrowing Base.


                                             WIRELESS FACILITIES, INC.


                                             By_________________________________
                                               Name:____________________________
                                               Title:___________________________


cc:  Imperial Bank
     701 B Street, Suite 600
     Attention: Mike Berrier

     Imperial Bank
     9920 S. La Cienega Boulevard
     14/th/ Floor
     Inglewood, CA 90301
     Attention:  F. Glen Harvey

                               Exhibit A Page 2

                                                                       EXHIBIT B
                                                                       ---------


                                     NOTE

[__________]                                               $________, California
                                                             [_________], 19[__]

          FOR VALUE RECEIVED, WIRELESS FACILITIES, INC., a corporation organized and existing under the laws of Delaware (the "Borrower"), hereby promises to pay
                                              --------
to the order of [_______________________________] (the "Bank"), for the account
                                                        ----
of its Applicable Lending Office (as defined in the Credit Agreement referred to below), in lawful money of the United States of America in immediately available funds, at the office of Imperial Bank (the "Agent") located at 9920 South La
                                            -----
Cienega Blvd., 14/th/ Floor, Inglewood, CA 90301-4423 on the Loan Maturity Date (as defined in the Credit Agreement) the principal sum of [___________] United States dollars ($[______]) or, if less, the unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount of each Loan in like money at said office from the date such Loan is made until paid at the rates and at the times provided in the Credit Agreement.

          This Note is one of the Notes referred to in the Credit Agreement, dated as of August 17, 1999, among the Borrower, the Bank, the other financial institutions party thereto and the Agent (as from time to time in effect, the "Credit Agreement") and is entitled to the benefits thereof. This Note is
 ----------------
secured by the Security Documents (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part, and Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

          In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA.

                                             WIRELESS FACILITIES, INC.


                                             By______________________________
                                               Name:_________________________
                                               Title:________________________

                                                                       EXHIBIT C
                                                                       ---------


                             NOTICE OF CONVERSION


                                                                          [Date]


Imperial Bank, as Agent
 for the Banks parties to
 the Credit Agreement
 referred to below

Imperial Bank
9920 S. La Cienega Blvd.
14/th/ Floor
Inglewood, CA  90301

Attention:  Judy Varner

Ladies and Gentlemen:

          The undersigned, Wireless Facilities, Inc., refers to the Credit Agreement, dated as of August 17, 1999 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein
 ----------------
defined), among the undersigned, certain Banks parties thereto and you, as Agent and Collateral Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.6 of the Credit Agreement, that the undersigned hereby requests a conversion of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such conversion (the "Proposed Conversion") as required by Section 2.6 of the Credit Agreement:
 -------------------

          (i)    The Business Day of the Proposed Conversion is [________],
     [__].

          (ii) The aggregate principal amount of the Proposed Conversion is $[_____________].

          (iii)  The Loans (or portions thereof) to be converted (the "Converted
                                                                       ---------
     Loans") are [Base Rate] [LIBOR] Loans made pursuant to a Borrowing made on
     -----
     [__________], [____].

          (iv) Following the Proposed Conversion, the Converted Loans will be [Base Rate] [LIBOR] Loans *[, and, if the Converted Loans are to be LIBOR Loans, the initial Interest Period applicable thereto is [___] months.]

          (v) Following the Proposed Conversion, the total number of Borrowings of LIBOR Loans will be [___] and the aggregate principal amount of each such Borrowing will equal or be greater than $[______].

          The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing, or would result from the Proposed Conversion.

                                             WIRELESS FACILITIES, INC.



                                             By______________________________
                                               Name:_________________________
                                               Title:________________________


cc:  Imperial Bank
     701 B Street, Suite 600
     San Diego, CA  92101
     Attention:  Mike Berrier

     Imperial Bank
     9920 S. La Cienega Blvd.
     14/th/ Floor
     Inglewood, CA 90301
     Attention:  F. Glen Harvey

___________________

* To be included if Base Rate Loans (or portions thereof) are being converted to LIBOR Loans.

                               Exhibit C Page 2

                                                                       EXHIBIT D
                                                                       ---------


                            NOTICE OF CONTINUATION


                                                                          [Date]


Imperial Bank, as Agent
 for the Banks parties to
 the Credit Agreement
 referred to below

Imperial Bank
9920 S. La Cienega Blvd.
14/th/ Floor
Inglewood, CA  90301
Attention:  Judy Varner

Ladies and Gentlemen:

          The undersigned, Wireless Facilities, Inc., refers to the Credit Agreement, dated as of August 17, 1999 (as amended from time to time, the "Credit Agreement," the terms defined therein being used herein as therein
 ----------------
defined), among the undersigned, certain Banks parties thereto and you, as Agent and Collateral Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.6 of the Credit Agreement, that the undersigned hereby requests a continuation of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such continuation (the "Proposed Continuation") as required by Section 2.6 of the Credit Agreement:
 ---------------------

          (i)    The Business Day of the Proposed Continuation is [________],
     [__].

          (ii) The aggregate principal amount of the Proposed Continuation is $[_____________].

          (iii) The LIBOR Loans (or portions thereof) to be continued as LIBOR Loans (the "Continued Loans") were made pursuant to a Borrowing made on
                 ---------------
     [__________], [____].

          (iv)   The Interest Period for the Continued Loans is [___] months.

          (iv) Following the Proposed Continuation, the total number of Borrowings of LIBOR Loans will be [___] and the aggregate principal amount of each such Borrowing will equal or be greater than $[______].

          The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing, or would result from the Proposed Continuation.

                                             WIRELESS FACILITIES, INC.



                                              By_____________________________
                                                Name:________________________
                                                Title:_______________________



cc:  Imperial Bank
     701 B Street, Suite 600
     San Diego, CA  92101
     Attention:  Mike Berrier

     Imperial Bank
     9920 S. La Cienega Boulevard
     14/th/ Floor
     Inglewood, CA 90301
     Attention:  F. Glen Harvey

                               Exhibit D Page 2

                                                                       EXHIBIT E
                                                                       ---------


                               EXTENSION REQUEST

                                                                          [Date]

Imperial Bank, as Agent
 for the Banks parties to
 the Credit Agreement
 referred to below

Imperial Bank
701 B Street, Suite 600
San Diego, CA  92101
Attn.:  Mike Berrier

Ladies and Gentlemen:

          Reference is made to the Credit Agreement, dated as of August 17, 1999, among the undersigned, the Banks named therein, Imperial Bank, as Agent, Collateral Agent and Documentation Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").
                                                           ----------------
Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The undersigned hereby represents and warrants that no Event of Default has occurred or is continuing.

          This is an Extension Request pursuant to Section 2.12 of the Credit Agreement requesting an extension of the Loan Maturity Date from [____________] to [____________]. Please transmit a copy of this Extension Request to each of the Banks.

                                             WIRELESS FACILITIES, INC.


                                             By______________________________
                                               Name:_________________________
                                               Title:________________________


cc:  Imperial Bank
     9920 S. La Cienega Blvd.
     14/th/ Floor
     Inglewood, CA  90301

     Attention:  F. Glen Harvey

                                                                       EXHIBIT F
                                                                       ---------



                           WIRELESS FACILITIES, INC.
                           -------------------------

                             OFFICER'S CERTIFICATE


          I, the undersigned, [President] [Vice President], of WIRELESS FACILITIES, INC. a corporation organized and existing under the laws of Delaware (the "Borrower"), DO HEREBY CERTIFY that:
      --------

          1. This Certificate is furnished pursuant to Section 4.1(b) of the Credit Agreement, dated as of August 17, 1999, among the Borrower, the Banks party thereto and Imperial Bank, as Agent, Collateral Agent and Documentation Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless
                                                ----------------
     otherwise defined herein capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

          2. The persons named below have been duly elected, have duly qualified as and at all times since August 1, 1999 (to and including date hereof) have been officers of the Borrower, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

                  Name/1/             Office            Signature
                  -------             ------            ---------

               [__________]        [__________]        [__________]

               [__________]        [__________]        [__________]

          3. Attached hereto as Exhibit A is a copy of the Articles of Incorporation of the Borrower as filed in the Office of the Delaware Secretary of State on [__________], together with all amendments thereto adopted through the date hereof.

          4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Borrower as in effect on the date the resolutions described in paragraph 5 below were adopted, together with all amendments thereto adopted through the date hereof.

          5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower by unanimous written consent, which resolutions have not been revoked, modified, amended or rescinded and are still in full

__________________

/1/ Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.

     force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of any of the Credit Documents.

          6. On the date hereof, the representations and warranties contained in Section 5 of the Credit Agreement are true and correct, both before and after giving effect to each Borrowing to be incurred on the date hereof and the application of the proceeds thereof.

          7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowings to be incurred on the date hereof or from the application of the proceeds thereof.

          8. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this [____] day of August, 1999.

                                             WIRELESS FACILITIES, INC.



                                             By_________________________________
                                               Name:
                                               Title:

                               Exhibit F Page 2

                           WIRELESS FACILITIES, INC.
                           -------------------------

                            SECRETARY'S CERTIFICATE

          I, the undersigned, Secretary of WIRELESS FACILITIES, INC., DO HEREBY CERTIFY that:

          1. [Insert name of Person making the above certifications] is the duly elected and qualified [_________] of the Borrower and the signature on the attached Officer's Certificate is [his][her] genuine signature.

          2. The certifications made by [name] in items 2, 3, 4 and 5 on the attached Officer's Certificate are true and correct.

          3. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this [____] day of August, 1999.

                                                  WIRELESS FACILITIES, INC.



                                                  By__________________________
                                                    Name:_____________________
                                                    Title:  Secretary

                               Exhibit F Page 3

                                                                       EXHIBIT G
                                                                       ---------



                                 [SUBSIDIARY]
                                 ------------

                             OFFICER'S CERTIFICATE


          I, the undersigned, [President] [Vice President], of [SUBSIDIARY NAME] (the "Subsidiary"), DO HEREBY CERTIFY that:
      ----------

          1. This Certificate is furnished pursuant to Section 4.1(b) of the Credit Agreement, dated as of August 17, 1999, among WIRELESS FACILITIES, INC. (the "Borrower,") the Banks party thereto and Imperial Bank, as Agent, Collateral Agent and Documentation Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit
                                                                      ------
     Agreement").  Unless otherwise defined herein capitalized terms used in
     ---------
     this Certificate have the meanings assigned to those terms in the Credit Agreement.

          2. The persons named below have been duly elected, have duly qualified as and at all times since August 1, 1999 (to and including date hereof) have been officers of the Subsidiary, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

                  Name/1/               Office              Signature
                  -------               ------              ---------

               [__________]          [__________]          [__________]

               [__________]          [__________]          [__________]

          3. Attached hereto as Exhibit A is a copy of the [documents establishing] the Subsidiary as filed in the [jurisdiction of its establishment] on [date], together with all amendments thereto adopted through the date hereof.

          4. Attached hereto as Exhibit B is a true and correct copy of the [Bylaws] of the Borrower as in effect on the date the resolutions described in paragraph 5 below were adopted, together with all amendments thereto adopted through the date hereof.

          5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Borrower by unanimous written consent, which resolutions have not been revoked, modified, amended or rescinded and are still in full

_____________________

/1/ Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.

     force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Borrower which deal with the execution, delivery or performance of any of the Credit Documents.

          6. On the date hereof, the representations and warranties contained in Section 5 of the Credit Agreement are true and correct, both before and after giving effect to each Borrowing to be incurred on the date hereof and the application of the proceeds thereof.

          7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowings to be incurred on the date hereof or from the application of the proceeds thereof.

          8. I know of no proceeding for the dissolution or liquidation of the Borrower or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this [____] day of August, 1999.

                                                  [SUBSIDIARY NAME]



                                                  By___________________________
                                                    Name:
                                                    Title:

                               Exhibit G Page 2

                               [SUBSIDIARY NAME]
                               -----------------

                            SECRETARY'S CERTIFICATE

          I, the undersigned, Secretary of [SUBSIDIARY NAME], DO HEREBY CERTIFY that:

          1. [Insert name of Person making the above certifications] is the duly elected and qualified [_________] of the Subsidiary and the signature on the attached Officer's Certificate is [his][her] genuine signature.

          2. The certifications made by [name] in items 2, 3, 4 and 5 on the attached Officer's Certificate are true and correct.

          3. I know of no proceeding for the dissolution or liquidation of the Subsidiary or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this [____] day of August, 1999.


                                             [SUBSIDIARY NAME]



                                             By______________________________
                                               Name:_________________________
                                               Title:  Secretary

                               Exhibit G Page 3

                                                                       EXHIBIT H
                                                                       ---------


                              LANDLORD'S CONSENT



                                                                          [Date]


[Landlord]



Gentleman/Ladies:

          As you may be aware, Wireless Facilities, Inc. (the "Tenant") under
                                                               ------
that certain [insert description of the Lease] (as amended, modified or supplemented from time to time, the "Lease") of the premised commonly known as
                                     -----
[__________], [__________], CA [______]  (the "Premises"), has entered into that
                                               --------
certain Credit Agreement, dated as of August 17, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Tenant, the
                                     ----------------
banks described therein (the "Banks") and Imperial Bank in its capacity as agent
                              -----
(in such capacity, together with its successors, the "Agent") and collateral agent (in such capacity, together with its successors, the "Collateral Agent") on behalf the Banks].

To secure its obligations to the Agent, the Collateral Agent and the Banks under the [Credit Agreement] [Guaranty], the Tenant has entered into a Security Agreement, dated as of [__________], 1999 (as amended, modified or supplemented from time to time, the "Security Agreement"), with the Collateral Agent, pursuant to which the Tenant has granted the Collateral Agent a security interest over certain collateral more particularly described therein, including, without limitation, its contract rights (including its rights under the Lease), its inventory and its equipment (collectively, the "Collateral").

          In order to advance funds to the Tenant under the Credit Agreement, the Collateral Agent needs the following assurances from you:

          (1) You consent to the granting of the security interest in the Lease to the Collateral Agent;

          (2) You will send the Collateral Agent at its office located at 701 B Street, Suite 600, San Diego, CA 92101, Attention: Mike Berrier (or such other address as the Collateral Agent provides you in writing) a copy of any notice of default under (or termination of) the Lease (each, a "Default
                                                                         -------
     Notice") and allow the Collateral Agent an additional period of time equal
     ------
     to the grace period already permitted under the Lease in order to cure any such default;

          (3) You will permit the Collateral Agent to cure any default under the Lease if the Tenant fails to do so, and, further, you will permit the Collateral Agent to assume all of the Tenant's rights and obligations under the Lease, including, without limitation, the right to enter and possess the leased premises and, subject to the terms of the Lease, assign the Lease or sublet the leased premises at some future date;

          (4) You will apply any sums of money paid to you by the Collateral Agent only to debts owing under the Lease as described in the Default Notice, and not to set off such sums against other debts owed to you by the Tenant; and

          (5) You consent to the granting of a security interest in all of the personal property of the Tenant located now or in the future on the Premises (the "Personal Property"), including any part of the Personal
                    -------- --------
     Property that is now or is hereafter located or installed on or affixed to the Premises or that is or may be deemed to be "fixtures" within the meaning of Section 9313(1)(a) of the California Commercial Code. You agree that all of the Personal Property, whether or not affixed to or located or installed on the Premises, constitutes and shall remain personal property and shall not become installed or located on or affixed to the Premises or any other real estate. You hereby expressly waive and disclaim to the fullest extent allowed by applicable law all right, title and interest in or to any and all of the Personal Property. You further agree that the Collateral Agent or its representatives may enter upon the Premises for the purpose of detaching, removing, repossessing and otherwise exercising any or all of its or their rights or remedies with respect to the Personal Property without interference by, or liability, accountability or reimbursement to, you or any other person or entity claiming through or as a successor to or on behalf of you.

          If you are in agreement with the terms of this letter, we would appreciate your signing the enclosed copies of this letter and returning one to us and one to the Collateral Agent in the enclosed envelopes at your earliest convenience.

Thank you for your assistance in this matter.


                                                  IMPERIAL BANK,
                                                  Secured Party



                                                  By:__________________________
                                                  Title:_______________________

                               Exhibit H Page 2

AGREED TO AND ACCEPTED BY:

[LANDLORD]



                       By:______________________________
                       Title:___________________________

                               Date:____________

                               Exhibit H Page 3

                            COLLATERAL DESCRIPTION
                            ----------------------

(1) All Contracts of Debtor, (2) all Inventory of Debtor; (3) all Equipment of Debtor; (4) all computer programs of the Debtor and all proprietary information of the Debtor; (5) all other Goods, General Intangibles, Chattel Paper, Documents, Instruments and Investment Property of Debtor; and (6) all Proceeds and products of any and all of the foregoing.

Capitalized terms used in this Collateral Description shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"California UCC" shall mean the Uniform Commercial Code of the State of California.

"Chattel Paper" shall mean, as of any date of determination, "chattel paper" as such term is defined in the California UCC as in effect on such date.

"Contracts" shall mean all contracts and agreements between the Debtor and one or more additional parties.

"Documents" shall mean, as of any date of determination, "documents" as such term is defined in the California UCC as in effect on such date.

"Equipment" shall mean, as of any date of determination, "equipment" as such term is defined in the California UCC as in effect on such date, now or hereafter owned by Debtor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by the Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

"General Intangibles" shall mean, as of any date of determination, "general intangibles" as such term is defined in the California UCC as in effect on such date.

"Goods" shall mean, as of any date of determination, "goods" as such term is defined in the California UCC as in effect on such date.

"Instrument" shall mean, as of any date of determination, "instrument" as such term is defined in the California UCC as in effect on such date.

"Inventory" shall mean, as of any date of determination, "inventory" as such term is defined in the California UCC as in effect on such date, now or hereafter owned by Debtor and, in any event, shall include, but shall not be limited to, all raw materials, work-in-process, and finished inventory of the Debtor of every type or description and all documents of title covering such inventory.

"Investment Property" shall mean, as of any date of determination, "investment property" as such term is defined in the California UCC as in effect on such date.

                               Exhibit H Page 4

"Proceeds" shall mean, as of any date of determination, "proceeds" as such term is defined in the California UCC as in effect on such date.

                               Exhibit H Page 5

                                                                       EXHIBIT I
                                                                       ---------


                            COMPLIANCE CERTIFICATE

                                                                          [Date]

Imperial Bank, as Agent
 for the Banks parties to
 the Credit Agreement
 referred to below

Imperial Bank
9920 S. La Cienega Boulevard
14/th/ Floor
Inglewood, CA 90301
Attention:  Carrie V. Paul

Ladies and Gentlemen:

          I, the undersigned, Authorized Representative of Wireless Facilities, Inc., a Delaware corporation (the "Borrower"), pursuant to Section 6.1(e) of the
                                   --------
Credit Agreement, dated as of August 17, 1999, by and among the Borrower, the Banks party thereto and Imperial Bank, as Agent and Collateral Agent (such Credit Agreement, as in effect on the date of this Compliance Certificate, being herein called the "Credit Agreement;" unless otherwise defined herein
                   ----------------
capitalized terms used in this Compliance Certificate have the meanings assigned to those terms in the Credit Agreement), have attached hereto the quarterly financial statements of the Borrower for the Fiscal Quarter ended [____________], [___] (the "Test Date"), and DO HEREBY CERTIFY that the Borrower
                            ---------
[is] [is not] in compliance with the Financial Covenants according to the following calculations:

/1/[A.         Capital Expenditures:
               --------------------

               (1)  Capital expenditures made
                    during Fiscal Year                           $[______]

               (2)  Excess (deficit) of $1,000,000 over (1)      $[______]]

[A.][B.]       Trading Ratio:
               -------------

               (1)  Cash at Test Date             $[______]

               (2)  Clause (ii) Permitted
                    Investments at Test Date      $[______]

____________________

/1/  To be included if the Test Date is the last day of a Fiscal Year.

           (3)  Inventory at Test Date                      $[______]
           (4)  Accounts at Test Date                       $[______]
           (5)  Total of (1) through (4)                                  $[______]
           (6)  accounts payable at Test Date               $[______]
           (7)  Amounts owed under Credit
                Agreement at Test Date                      $[______]
           (8)  operational accruals at Test Date           $[______]
           (9)  Total of (6) through (8)                                  $[______]
          (10)  Actual Ratio ((5) to (9))                                  [______]:1.00
          (11)  Covenant Ratio                                             1.25:1.00
          (12)  (10) is [less] [greater] than (11)

[B.][C.]  Net worth:
          ---------
           (1)  Net Worth at Test Date                      $[______]
           (2)  Subordinated Debt at Test Date              $[______]
           (3)  Total of (1) and (2)                                      $[______]
           (4)  Aggregate Net Income for each               $[______]
                fiscal quarter including the quarter
                ending June 30, 1999 through Test Date/2/
           (5)  Net Proceeds of Capital Stock               $[______]
                issued during fiscal quarter ending
                June 30, 1999 through Test Date

           (6)  Covenant Amount ($20,000,000                              $[______]
                plus 50% of (2) plus 75% of (3))

           (7)  Excess (deficit) of (1) over (4)                          $[______]

[C.][D.]  Profitability:
          -------------
           (1)  Net Income for quarter ended                              $[______]
                on Test Date

_______________________
/2/ Net Income for any fiscal quarter less than $0.00 shall be calculated as $0.00.

                               Exhibit I Page 2

           (2)  Covenant Amount                                           $   750,000.00
           (3)  (1) is [greater] [less] than (2)
          ----------------------------------------------------------------------------------
           (4)  Net Income for two quarters
                ended on Test Date                                        $[      ]
           (5)  (4) times 0.5                                             $[      ]
           (6)  Covenant Amount                                           $ 1,000,000.00
           (7)  (5) is [greater] [less] than (6)

[D.][E.]  Debt to Net Worth:
          -----------------
           (1)  Indebtedness on Test Date                   $[______]
           (2)  Subordinated Debt on Test Date              $[______]
           (3)  (1) minus (2)                                             $[______]
           (4)  Net Worth on Test Date                      $[______]
           (5)  (4) plus (2)                                              $[______]
           (6)  Actual Ratio ((3) to (5))                                  [____]:1
           (7)  Covenant Ratio                                               1.75:1
           (8)  (6) is [less] [greater] than (7)

[E.][F.]  Working Capital:
          ---------------
           (1)  Working Capital on Test Date                              $[______]
           (2)  Covenant Amount                                           $20,000,000.00
           (3)  (1) is [greater] [less] than (2)

          IN WITNESS WHEREOF, I have hereunto set my hand this [____] day of [____________], [____].

                              WIRELESS FACILITIES, INC.

                               Exhibit I Page 3

                              By___________________________________
                                Name:______________________________
                                Title:_____________________________

cc:  Imperial Bank
     701 B Street, Suite 600
     San Diego, CA 92101
     Attention: Mike Berrier

                               Exhibit I Page 4

                                                                       EXHIBIT J
                                                                       ---------

                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement, dated as of August 17, 1999, by and among Wireless Facilities, Inc. (the "Borrower"), the Banks from
                                                   --------
time to time party thereto and Imperial Bank, as Agent for such Banks (such Credit Agreement, as in effect on the date hereof and as it may be modified, supplemented or amended from time to time, the "Credit Agreement"). Unless
                                                ----------------
otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

          [_______________] ("Assignor") and [_______________]  ("Assignee")
                              --------                            --------
hereby make and enter into this assignment and acceptance agreement (this "Assignment and Acceptance") as of [__________], [____].
--------------------------

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement which represents the percentage interest specified in
Item 4 of Annex I (the "Assigned Share") of the Commitments and Loans under the
                        --------------
Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the outstanding principal balance of the Loans will be as set forth in Item 4 of Annex I.

          2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Guarantor, the Borrower or any of its Subsidiaries (the "Credit Parties") the performance or
                                          --------------
observance by any Credit Party of its obligations under the Credit Documents to which it is a party or any other instrument or document furnished pursuant thereto.

          3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Agent, the Collateral Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (c) appoints and authorizes the Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank.

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. Unless a later date is specified in
Item 5 of Annex I hereto, this Assignment and Acceptance shall become effective on the first date on which each of the following conditions is satisfied: (a) this Assignment and Acceptance shall have been executed and delivered by the Assignor and Assignee and a fully executed original shall have been delivered to the Agent, (b) the consents described in 10.5(a) of the Credit Agreement shall have been obtained, and (c) the Agent shall have received the $3,500 processing and recordation fee referred to in Section 10.5(a) of the Credit Agreement (such effective date or, so long as the conditions described above have been satisfied, such later date as specified in Item 5 of Annex I hereto (the "Settlement Date").
 ---------------

          5. As of the Settlement Date, (a) the Assignee shall become a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance shall have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (other than any indemnities) and be released from its obligations under the Credit Documents.

          6. It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I which accrue on and after the Settlement Date, such interest to be paid by the Agent directly to the Assignee. It is further agreed that all payments and prepayments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans which are outstanding on the Settlement Date and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date .

          7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

                               Exhibit K Page 2

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              [ASSIGNOR], as Assignor


                              By_________________________________
                                Name:____________________________
                                Title:___________________________


                              [ASSIGNEE], as Assignee



                              By_________________________________
                                Name:____________________________
                                Title:___________________________

                               Exhibit K Page 3

Acknowledged and Agreed this
[____] day of [__________], [____]

IMPERIAL BANK, as Agent


By_____________________________________
  Name:________________________________
  Title:_______________________________


*[WIRELESS FACILITIES, INC.]


By_____________________________________
  Name:________________________________
  Title:_______________________________


_________________________

*  To be included unless an Event of Default has occurred and is continuing.

                               Exhibit K Page 4

                     ANNEX I TO ASSIGNMENT AND ACCEPTANCE
                     ------------------------------------

     1.  Borrower:  Wireless Facilities, Inc.
         --------

     2.  Name and Date of Credit Agreement:
         ---------------------------------

         Credit Agreement, dated as of August 17, 1999, by and among Wireless Facilities, Inc., the Banks from time to time party thereto, and Imperial Bank, as Agent and Collateral for such Banks.

     3.  Date of Assignment and Acceptance: [__________], [____].
         ---------------------------------

     4.  Amounts (as of date of item #3 above):
         -------

         A.   Total Commitment                                            $[______]

         B.   Assigned Share of Total
              Commitment                                                   [____]%

         C.   Amount of Assigned Share of
              Total Commitment                                            $[______]

         D.   Aggregate Amount of
              Loans Outstanding                                           $[______]

         E.   Assigned Share of Loans                                      [____]%

         F.   Amount of Assigned Share of Loans                           $[______]

     5.  Settlement Date: [__________], [____]
         ---------------

     6.  Rate(s) of Interest to the Assignee:
         -----------------------------------

         [As set forth in the Credit Agreement]

     7.  Assignee Notice Information:
         ---------------------------

         [____________________]
         [____________________]
         [____________________]
         Attention: [____________________]
         Telephone: [__________]
         Telecopier: [__________]
         Reference:[__________]


                               Exhibit K Page 5

     8.  Assignee Payment Instructions:
         -----------------------------

         Base Rate Lending Office:

         [____________________]
         [____________________]
         ABA # [__________]
         Account Name: [____________________]
         Account # [__________]
         Reference: [____________________]

         LIBOR Lending Office:

         [____________________]
         [____________________]
         ABA # [__________]
         Account Name: [____________________]
         Account # [__________]
         Reference: [____________________]


                               Exhibit K Page 6

                                                                       EXHIBIT K
                                                                       ---------

                         DOMESTIC SUBSIDIARY GUARANTY

          SUBSIDIARY GUARANTY, dated as of August 17, 1999 (as modified, amended or supplemented from time to time, this "Guaranty"), made by [__________], a [__________] corporation (the "Guarantor"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Wireless Facilities, Inc., a Delaware corporation (the "Borrower"), the Banks and Imperial Bank, as agent (the "Agent") and collateral agent (the "Collateral Agent"), have entered into a Credit Agreement, dated as of August 17, 1999 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for the making of Loans as contemplated therein;

          WHEREAS, the Guarantor is a Wholly-Owned Subsidiary of the Borrower;

          WHEREAS, it is a condition to the making of Loans under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

          WHEREAS, the Guarantor will obtain benefits as a result of the Loans made to the Borrower under the Credit Agreement and, accordingly, desires to execute and deliver this Guaranty in order to satisfy the condition described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Banks and hereby covenants and agrees with the Agent, the Collateral Agent and each Bank as follows:

          1. The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on any Note issued under the Credit Agreement and of all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, obligations and liabilities, collectively, the "Guaranteed Obligations"). All payments by the Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 3.4 and 3.5 of the Credit Agreement.

          2. The Guarantor hereby waives, to the fullest extent permitted by law:

          (a) notice of acceptance of this Guaranty and notice of any liability to which it may apply;

          (b) presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Agent, the Collateral Agent or any Bank against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor);

          (c) all rights and benefits that the Guarantor may have, now or at any time hereafter under, and any defense, right of setoff, claim or counterclaim whatsoever (other than payment and performance in full of all of the Guaranteed Obligations) arising under, California Civil Code Sections 2809, 2810, 2815, 2819, 2820, 2821, 2839, 2845, 2847, 2848, 2849,
     2850 and 2855, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and all successor sections; and

          (d) all rights to require the Agent, the Collateral Agent or any Bank to marshal assets or to pursue any other remedy in the Agent's, the Collateral Agent's or any Bank's power.

          3. The Agent, the Collateral Agent and any Bank may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Banks and the Guarantor;

          (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Agent, the Collateral Agent or the Banks regardless of what liabilities or liabilities of the Borrower remain unpaid;

                               Exhibit K Page 2

          (f) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements; and/or

          (g) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

          4. The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Agent, the Collateral Agent or any Bank as contemplated in Section 3 of this Guaranty; or (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor. This Guaranty is a primary obligation of the Guarantor.

          5. If and to the extent that the Guarantor makes any payment to the Agent, the Collateral Agent, any Bank or to any other Person pursuant to or in respect of this Guaranty, any claim which the Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations.

          6. In order to induce the Banks to make the Loans pursuant to the Credit Agreement, the Guarantor makes the following representations, warranties and agreements:

          (a) The Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Guarantor has no Subsidiaries.

          (b) The Guarantor has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Guarantor has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

          (c) Neither the execution, delivery or performance by the Guarantor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or

                               Exhibit K Page 3
     imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the articles of incorporation or bylaws of the Guarantor.

          (d) To the best knowledge of Guarantor, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Credit Document to which the Guarantor is a party or
     (b) the legality, validity, binding effect or enforceability of any such Credit Document.

          (e) There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

          (f) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to any Bank (including, without limitation, all information contained herein) for purposes of or in connection with this Guaranty or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Guarantor in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          (g) The Guarantor has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with GAAP and those for which the failure to do so would cause a Material Adverse Effect. The Guarantor has paid, or has provided adequate reserves (in the good faith judgment of the management of the Guarantor) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          (h) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; none of the Guarantor or any ERISA Affiliate has

                               Exhibit K Page 4
     incurred any material liability to or on account of a Plan pursuant to
     Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of
     ERISA or expects to incur any liability under any of the foregoing sections with respect to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Guarantor or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Guarantor or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Guarantor may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

          (i) As of the date hereof, the authorized capital stock of the Guarantor consists of [______] common shares, with [_______] shares currently issued and outstanding, all of which are registered in the name of the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. The Guarantor does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (j) To the best knowledge of the Guarantor, the Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (k) To the best knowledge of the Guarantor, the Guarantor is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it and (iii) to the best knowledge of the Guarantor, no union representation question existing with respect to the employees of the Guarantor and, to the best knowledge of the Guarantor, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii above, either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

          (l) To the best knowledge of the Guarantor, the Guarantor owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises

                               Exhibit K Page 5
     and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

          (m) On the basis of a comprehensive review and assessment of the Guarantor's systems and equipment, the Guarantor reasonably believes that the Year 2000 Problem, including the costs of remediation thereof, will not, as it relates to the Guarantor, result in a Material Adverse Effect. The Guarantor is making inquiries of its material suppliers, vendors and customers to assess whether they are taking appropriate steps to address the Year 2000 Problem. The Guarantor is developing a contingency plan to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems and/or equipment due to the Year 2000 Problem, including those of vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

          (n) The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (o) The Guarantor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7. The Guarantor covenants and agrees that on and after the date hereof and until the termination of the Commitments and the repayment in full of the Loans and Notes, together with interest, fees and all other Obligations incurred under the Credit Documents:

          (a) Promptly, and in any event within four Business Days after an officer of the Guarantor obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default,
     (ii) any litigation or governmental proceeding pending against the Guarantor which could reasonably be expected to have a Material Adverse Effect.

          (b) Promptly, upon the request of the Agent, a copy of the Guarantor's plan, timetable and budget to address Year 2000 Problems, together with periodic updates thereof and expenses incurred to date, any third party assessment of the Guarantor's Year 2000 remediation efforts, any Year 2000 contingency plans and any estimates of the Guarantors' potential litigation exposure (if any) to the Year 2000 Problem.

          (c) Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Guarantor shall file with the SEC.

          (d) From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

                               Exhibit K Page 6

          (e) The Guarantor will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Guarantor will permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Guarantor, any of the properties of the Guarantor, and to examine the books of record and account of the Guarantor and its Subsidiaries and discuss the affairs, finances and accounts of the Guarantor with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

          (f) The Guarantor will (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described in Schedule 8 of the Credit Agreement, and (c) furnish to each Bank, upon written request, full information as to the insurance carried. The provisions of this Subsection shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the security documents that require the maintenance of insurance. The Guarantor shall ensure that each insurance policy maintained by the Guarantor names the Collateral Agent as loss payee and the Agent, the Collateral Agent and the Banks as additional insureds.

          (g) The Guarantor will do all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Subsection
                           --------  -------
     shall prevent the withdrawal by the Guarantor of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

          (h) The Guarantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i) As soon as possible and, in any event, within 10 days after the Guarantor or any ERISA Affiliate knows or has reason to know any of the following, the Guarantor will deliver to each of the Banks a certificate of an Authorized Representative setting forth details as to such occurrence and such action, if any, which the Guarantor or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Guarantor, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared

                               Exhibit K Page 7
     insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA.

          (j) The Guarantor shall cause (i) each of its fiscal years to end on December 31 and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31.

          (k) The Guarantor will perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l)  The Guarantor shall complete or accomplish the following:

               (i) By December 31, 1999, make a detailed inquiry of material suppliers, vendors and customers of the Guarantor to ascertain whether such Persons are aware of the need to address the Year 2000 Problem and whether they are taking appropriate steps to do so; and

               (ii) By December 31, 1999, complete the renovation, installation and testing of all systems and equipment of the Guarantor that are affected by the Year 2000 Problem to cause them to perform correctly date-sensitive functions for the relevant date data from before and after December 31, 1999.

          (m) Except as provided in the Credit Agreement, the Guarantor will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired.

          (n) The Guarantor will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of Inventory, materials and Equipment in the ordinary course of business) of any Person, except that (i) the Guarantor may make sales of Inventory in the ordinary course of its business, (ii) subject to Section 3.2 of the Credit Agreement, the Guarantor may, in the ordinary course of business, sell Equipment which is uneconomic or obsolete or (iii) capital expenditures shall be permitted to the extent not in violation of Section
     7.8 of the Credit Agreement.

                               Exhibit K Page 8

          (o) The Guarantor will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or purchase or otherwise acquire for a consideration any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its capital stock), except that the Guarantor may pay dividends or make distributions to the Borrower.

          (p) Except as provided in the Credit Agreement, the Guarantor will not contract, create, incur, assume or suffer to exist any Indebtedness.

          (q) Except as provided in the Credit Agreement, the Guarantor will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

          (r) The Guarantor will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Guarantor, other than on terms and conditions substantially as favorable to the Guarantor as would be obtainable by the Guarantor at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          (s) Except as provided in the Credit Agreement, the Guarantor will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including capitalized lease obligations).

          (t) The Guarantor will not (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Permitted Indebtedness or (ii) amend or modify, or permit the amendment or modification of, any material provision of any Permitted Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change its articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or bylaws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock.

          (u) The Guarantor will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on its ability to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower, or pay any Indebtedness owed to the

                               Exhibit K Page 9

     Borrower or another Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reasons of (x) applicable law, (y) this Guaranty and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor.

          (v) The Guarantor shall not issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock and (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower in any class of the capital stock of the Guarantor.

          (w) The Guarantor will not engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof or any business incidental thereto.

          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor, the Agent, the Collateral Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          9. This Guaranty shall be binding upon the Guarantor and its heirs, personal representatives, successors and assigns.

          10. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except as provided in Section 10.12 of the Credit Agreement.

          11. The Guarantor acknowledges that he has received an executed (or conformed) copy of the Credit Agreement and is familiar with the contents thereof. The Guarantor represents and warrants that he is fully aware of the financial condition of the Borrower, and the Guarantor delivers this Guaranty based solely upon its own independent investigation of the Borrower's financial condition and in no part upon any representation or statement of the Agent, the Collateral Agent or any Bank with respect thereto. The Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the Borrower's financial condition as the Guarantor may deem material to

                               Exhibit K Page 10
the Guaranteed Obligations, and the Guarantor is not relying upon or expecting the Agent, the Collateral Agent or any Bank to furnish it any information in its possession concerning the Borrower's financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations. The Guarantor hereby waives any duty on the part of each of the Agent, the Collateral Agent or any Bank to disclose to the Guarantor any facts it may now or hereafter know about the Borrower, regardless of whether any such Person has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume, or has reason to believe that such facts are unknown to the Guarantor. The Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of continuing guaranty which includes, without limitation, the possibility that the Borrower will contract for additional indebtedness for which the Guarantor may be liable hereunder after the Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

          12. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest, or other notice of any kind to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) up to, but not exceeding, $10,000,000 in the aggregate and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor to such Bank under this Guaranty, irrespective of whether or not such Bank shall have made any demand hereunder and although said obligations, or any of them, shall be contingent or unmatured.

          13. All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered:

          if to the Guarantor, to:

          [Name of Guarantor]
          c/o Wireless Facilities, Inc.
          9805 Scranton Road, Suite 100
          San Diego, CA 92121
          Attention: Mr. Thomas Munro
          Telephone: (858) 450-7315
          Facsimile: (858) 824-2928

          if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule 2 to the Credit Agreement; and

          if to the Agent, at its Notice Office;

or, as to the Guarantor or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Guarantor and the Agent. All such

                               Exhibit K Page 11
notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

          14. If claim is ever made upon the Agent, any Bank or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          15. Any acknowledgment or new promise, whether by payment or principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Agent, the Collateral Agent, any Bank or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

          16. (a) THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA.

          (b) Except with respect to claims or disputes relating to the exercise of remedies by the Agent, the Collateral Agent or any Bank against the Guarantor or the Collateral, including (i) the foreclosure, sale or other disposition of any of the Collateral, (ii) the collection or enforcement of the Guaranteed Obligations, (iii) the exercise of self-help remedies, including the exercise of any rights of setoff, or (iv) the obtaining of, or opposition to, provisional or ancillary remedies before, during or after the pendency of any judicial reference or arbitration proceeding contemplated in this Section 16 (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between or among the parties arising out of or relating to this Guaranty or any of the other Credit Documents or the transactions related thereto, which controversy, dispute or claim is not settled in writing within 30 days after the date on which a Person party to any Credit Document provides written notice to all other parties party thereto that a controversy, dispute or claim exists thereunder (each such date, a "Claim Date") will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (the
                          ------
"CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Guaranty or any of the other Credit Documents or the transactions related thereto, including whether such controversy, dispute or claim is subject to the reference provisions set forth in this

                               Exhibit K Page 12

Section 16, and, except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court for the State of California located in Los Angeles County, California (the "Superior Court"). The referee shall be a retired Judge of the Superior Court selected by mutual agreement of the parties, and if they cannot so agree within 45 days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court. Each party shall have one peremptory challenge pursuant to Section 170.6 of the CCP. The referee shall (A) be requested to set the matter for hearing within 60 days after the Claim Date and
(B) try any and all issues of law or fact and report a statement of decision upon them, if possible, within 90 days of the Claim Date. Any statement of decision rendered by the referee shall be final, binding and conclusive on the parties and judgment shall be entered pursuant to Section 644 of the CCP in the Superior Court or any other court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after 30 days following notice to any other party of the nature of the controversy, dispute or claim by filing a petition for a hearing or trial. All discovery permitted by this Section 16 shall be completed no later than 15 days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by any party upon seven days' written notice, and request for production or inspection of documents shall be responded to within ten days after service. All disputes relating to discovery that cannot be resolved by the parties shall be submitted to the referee, whose decision shall be final, binding and conclusive on the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary or provisional remedies, as appropriate.

          (c) Except as expressly set forth in this Section 16, the referee shall determine the manner in which the reference proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (d) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide temporary or provisional remedies and to file a statement of decision that will be binding upon the parties. The referee shall issue a single statement of decision at the close of the reference proceeding, which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest the statement of decision and

                               Exhibit K Page 13
to appeal from any judgment or appealable order entered by the Superior Court or any other court based on such statement of decision. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding subject to this Section 16.

          (e) In the event that the enabling legislation that provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure described in this Section 16 will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

          (f) THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE NOT SUBJECT TO THE REFERENCE OR ARBITRATION PROCEDURES SET FORTH HEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE , THE AGENT, THE COLLATERAL AGENT AND THE BANKS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, the Collateral Agent, the Banks and the Borrower each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and the other Credit Documents, and that each will continue to rely on the waiver in their related future dealings. The Agent, the Collateral Agent, the Banks and the Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each, knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR TO ANY OTHER CREDIT DOCUMENT. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          (g)  To the extent not addressed by the preceding provisions of this
Section 16, any legal action or proceeding against the Borrower with respect to this Guaranty or any other Credit Document may be brought in the courts of the State of California or of the United States for the Central District of California, and, by execution and delivery of this Guaranty and the other Credit Documents, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower

                               Exhibit K Page 14
irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth in Section 13, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent, the Collateral Agent any Bank or the holder of any Note to serve process in any other manner permitted by law or, subject to the preceding provisions of this Section 16, to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (h) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (g) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          17. The obligation of the Guarantor to make payment in Dollars of any Guaranteed Obligations due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations. The obligation of the Guarantor to make payment in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations, and shall not be affected by judgment being obtained for any other sums due under this Guaranty.

          18. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Agent.

          19. Subject to Section 20, in case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          20. It is the desire and intent of the Guarantor, the Banks, the Agent and the Collateral Agent that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of the Guarantor shall be deemed to be

                               Exhibit K Page 15
reduced and the Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                   "GUARANTOR"

                                   [INSERT NAME OF SUBSIDIARY]


                                   By_______________________________________
                                     Name:__________________________________
                                     Title:_________________________________


Accepted and Agreed to:

IMPERIAL BANK
as Agent for the Banks


By:_______________________________
   Name:  Mike Berrier
   Title: Vice President

                               Exhibit K Page 16

                                                                       EXHIBIT L
                                                                       ---------

                          FOREIGN SUBSIDIARY GUARANTY

          SUBSIDIARY GUARANTY, dated as of August 17, 1999 (as modified, amended or supplemented from time to time, this "Guaranty"), made by [__________], a [country domicile] [entity structure] (the "Guarantor"). Except as otherwise
-----------------
defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined) shall be used herein as so defined.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Wireless Facilities, Inc., a Delaware corporation (the "Borrower"), the Banks and Imperial Bank, as agent (the "Agent") and collateral agent (the "Collateral Agent"), have entered into a Credit Agreement, dated as of August 17, 1999 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for the making of Loans as contemplated therein;

          WHEREAS, the Guarantor is a Wholly-Owned Subsidiary of the Borrower;

          WHEREAS, it is a condition to the making of Loans under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

          WHEREAS, the Guarantor will obtain benefits as a result of the Loans made to the Borrower under the Credit Agreement and, accordingly, desires to execute and deliver this Guaranty in order to satisfy the condition described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Banks and hereby covenants and agrees with the Agent, the Collateral Agent and each Bank as follows:

          1. The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on any Note issued under the Credit Agreement and of all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, obligations and liabilities, collectively, the "Guaranteed Obligations"). All payments by the Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 3.4 and 3.5 of the Credit Agreement.

          2. The Guarantor hereby waives, to the fullest extent permitted by law:

          (a) notice of acceptance of this Guaranty and notice of any liability to which it may apply;

          (b) presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by the Agent, the Collateral Agent or any Bank against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor);

          (c) all rights and benefits that the Guarantor may have, now or at any time hereafter under, and any defense, right of setoff, claim or counterclaim whatsoever (other than payment and performance in full of all of the Guaranteed Obligations) arising under, California Civil Code Sections 2809, 2810, 2815, 2819, 2820, 2821, 2839, 2845, 2847, 2848, 2849,
     2850 and 2855, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and all successor sections; and

          (d) all rights to require the Agent, the Collateral Agent or any Bank to marshal assets or to pursue any other remedy in the Agent's, the Collateral Agent's or any Bank's power.

          3. The Agent, the Collateral Agent and any Bank may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Banks and the Guarantor;

          (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Agent, the Collateral Agent or the Banks regardless of what liabilities or liabilities of the Borrower remain unpaid;

                               Exhibit L Page 2

          (f) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements; and/or

          (g) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

          4. The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by the Agent, the Collateral Agent or any Bank as contemplated in Section 3 of this Guaranty; or (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor. This Guaranty is a primary obligation of the Guarantor.

          5. If and to the extent that the Guarantor makes any payment to the Agent, the Collateral Agent, any Bank or to any other Person pursuant to or in respect of this Guaranty, any claim which the Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations.

          6. In order to induce the Banks to make the Loans pursuant to the Credit Agreement, the Guarantor makes the following representations, warranties and agreements:

          (a) The Guarantor (i) is a duly organized and validly existing [entity type] in good standing under the laws of the jurisdiction of its establishment, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. The Guarantor has no Subsidiaries.

          (b) The Guarantor has the power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Guarantor has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes or, in the case of each such other Credit Document when executed and delivered, will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

          (c) Neither the execution, delivery or performance by the Guarantor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the

                               Exhibit L Page 3

     Security Documents) upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the documents establishing the Guarantor.

          (d) To the best knowledge of the Guarantor, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Credit Document to which the Guarantor is a party or
     (b) the legality, validity, binding effect or enforceability of any such Credit Document.

          (e) There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened (i) with respect to any Credit Document or (ii) that could reasonably be expected to have a Material Adverse Effect.

          (f) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to any Bank (including, without limitation, all information contained herein) for purposes of or in connection with this Guaranty or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Guarantor in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          (g) The Guarantor has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting practices in the country in which it is domiciled and those for which the failure to do so would cause a Material Adverse Effect. The Guarantor has paid, or has provided adequate reserves (in the good faith judgment of the management of the Guarantor) for the payment of, all income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          (h) [Include if the Guarantor is a corporation:] As of the date hereof, the authorized capital stock of the Guarantor consists of [______] common shares, with [_______] shares currently issued and all outstanding,of which are registered in the name of the Borrower. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. The Guarantor does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights

                               Exhibit l Page 4
     to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          (i) [Complete if the Guarantor is not a corporation:] Borrower's ownership of the Guarantor consists of Borrower's ownership of all authorized, duly and validly issued [partnership interests/shares, etc.].


          (j) To the best knowledge of the Guarantor, the Guarantor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in the jurisdictions in which Guarantor operates, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (k) To the best knowledge of the Guarantor, the Guarantor is not engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no significant strike, labor dispute, slowdown or stoppage pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against it and (ii) to the best knowledge of the Guarantor, no union representation question existing with respect to the employees of the Guarantor and, to the best knowledge of the Guarantor, no union organizing activities are taking place, except (with respect to any matter specified in clause (i) or (ii above, either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

          (l) The Guarantor owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

          (m) On the basis of a comprehensive review and assessment of the Guarantor's systems and equipment, the Guarantor reasonably believes that the Year 2000 Problem, including the costs of remediation thereof, will not, as it relates to the Guarantor, result in a Material Adverse Effect. The Guarantor is making inquiries of its material suppliers, vendors and customers to assess whether they are taking appropriate steps to address the Year 2000 Problem. The Guarantor is developing a contingency plan to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems and/or equipment due to the Year 2000 Problem, including those of vendors, customers and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

                               Exhibit L Page 5

          (n) The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (o) The Guarantor is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7. The Guarantor covenants and agrees that on and after the date hereof and until the termination of the Commitments and the repayment in full of the Loans and Notes, together with interest, fees and all other Obligations incurred under the Credit Documents:

          (a) Promptly, and in any event within four Business Days after an officer of the Guarantor obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default,
     (ii) any litigation or governmental proceeding pending against the Guarantor which could reasonably be expected to have a Material Adverse Effect.

          (b) Promptly, upon the request of the Agent, a copy of the Guarantor's plan, timetable and budget to address Year 2000 Problems, together with periodic updates thereof and expenses incurred to date, any third party assessment of the Guarantor's Year 2000 remediation efforts, any Year 2000 contingency plans and any estimates of the Guarantors' potential litigation exposure (if any) to the Year 2000 Problem.

          (c) Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Guarantor shall file with the SEC.

          (d) From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

          (e) The Guarantor will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Guarantor will permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Guarantor, any of the properties of the Guarantor, and to examine the books of record and account of the Guarantor and its Subsidiaries and discuss the affairs, finances and accounts of the Guarantor with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

          (f) The Guarantor will (a) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described in Schedule 8 of the Credit Agreement, and (c) furnish to each Bank, upon written request,

                               Exhibit L Page 6
     full information as to the insurance carried. The provisions of this Subsection shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the security documents that require the maintenance of insurance. The Guarantor shall ensure that each insurance policy maintained by the Guarantor names the Collateral Agent as loss payee and the Agent, the Collateral Agent and the Banks as additional insureds.

          (g) The Guarantor will do all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Subsection
                           --------  -------
     shall prevent the withdrawal by the Guarantor of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect.

          (h) The Guarantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (i) As soon as possible and, in any event, within 10 days after the Guarantor or any ERISA Affiliate knows or has reason to know any of the following, the Guarantor will deliver to each of the Banks a certificate of an Authorized Representative setting forth details as to such occurrence and such action, if any, which the Guarantor or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Guarantor, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA.

          (j) The Guarantor shall cause (i) each of its fiscal years to end on December 31 and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31.

          (k) The Guarantor will perform all its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (l)  The Guarantor shall complete or accomplish the following:

               (i) By December 31, 1999, make a detailed inquiry of material suppliers, vendors and customers of the Guarantor to ascertain whether such Persons are aware of the need to address the Year 2000 Problem and whether they are taking appropriate steps to do so; and

               (ii) By December 31, 1999, complete the renovation, installation and testing of all systems and equipment of the Guarantor that are affected by the Year 2000 Problem to cause them to perform correctly date-sensitive functions for the relevant date data from before and after December 31, 1999.

          (m) Except as provided in the Credit Agreement, the Guarantor will not create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired.

          (n) The Guarantor will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise

                               Exhibit L Page 7
     dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of Inventory, materials and Equipment in the ordinary course of business) of any Person, except that (i) the Guarantor may make sales of Inventory in the ordinary course of its business, (ii) subject to Section 3.2 of the Credit Agreement, the Guarantor may, in the ordinary course of business, sell Equipment which is uneconomic or obsolete or (iii) capital expenditures shall be permitted to the extent not in violation of Section
     7.8 of the Credit Agreement.

          (o) The Guarantor will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or purchase or otherwise acquire for a consideration any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Guarantor with respect to its capital stock), except that the Guarantor may pay dividends or make distributions to the Borrower.

          (p) Except as provided in the Credit Agreement, the Guarantor will not contract, create, incur, assume or suffer to exist any Indebtedness.

          (q) Except as provided in the Credit Agreement, the Guarantor will not lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

          (r) The Guarantor will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Guarantor, other than on terms and conditions substantially as favorable to the Guarantor as would be obtainable by the Guarantor at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

          (s) Except as provided in the Credit Agreement, the Guarantor will not make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including capitalized lease obligations).

          (t) The Guarantor will not (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Permitted Indebtedness or (ii) amend or modify, or permit the amendment or modification of, any material provision of any Permitted Indebtedness or of any agreement (including, without limitation, any purchase agreement,

                               Exhibit L Page 8
     indenture, loan agreement or security agreement) relating to any of the foregoing or (iii) amend, modify or change its articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or bylaws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock.

          (u) The Guarantor will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on its ability to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower, or pay any Indebtedness owed to the Borrower or another Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reasons of (x) applicable law, (y) this Guaranty and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor.

          (v) The Guarantor shall not issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock and (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower in any class of the capital stock of the Guarantor.

          (w) The Guarantor will not engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof or any business incidental thereto.

          8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor, the Agent, the Collateral Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          9. This Guaranty shall be binding upon the Guarantor and its heirs, personal representatives, successors and assigns.

                               Exhibits L Page 9

          10. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except as provided in Section 10.12 of the Credit Agreement.

          11. The Guarantor acknowledges that he has received an executed (or conformed) copy of the Credit Agreement and is familiar with the contents thereof. The Guarantor represents and warrants that he is fully aware of the financial condition of the Borrower, and the Guarantor delivers this Guaranty based solely upon its own independent investigation of the Borrower's financial condition and in no part upon any representation or statement of the Agent, the Collateral Agent or any Bank with respect thereto. The Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the Borrower's financial condition as the Guarantor may deem material to the Guaranteed Obligations, and the Guarantor is not relying upon or expecting the Agent, the Collateral Agent or any Bank to furnish it any information in its possession concerning the Borrower's financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Guaranteed Obligations. The Guarantor hereby waives any duty on the part of each of the Agent, the Collateral Agent or any Bank to disclose to the Guarantor any facts it may now or hereafter know about the Borrower, regardless of whether any such Person has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume, or has reason to believe that such facts are unknown to the Guarantor. The Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of continuing guaranty which includes, without limitation, the possibility that the Borrower will contract for additional indebtedness for which the Guarantor may be liable hereunder after the Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

          12. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest, or other notice of any kind to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) up to, but not exceeding, $10,000,000 in the aggregate and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor to such Bank under this Guaranty, irrespective of whether or not such Bank shall have made any demand hereunder and although said obligations, or any of them, shall be contingent or unmatured.

          13. All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered:

          if to the Guarantor, to:

          [Name of Guarantor]
          c/o Wireless Facilities, Inc.
          9805 Scranton Road, Suite 100
          San Diego, CA 92121

                               Exhibit L Page 10

          Attention: Mr. Thomas Munro
          Telephone:   (858) 450-7315
          Facsimile:     (858) 824-2928

          if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule 2 to the Credit Agreement; and

          if to the Agent, at its Notice Office;

or, as to the Guarantor or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Guarantor and the Agent. All such notices and communications shall, when mailed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

          14. If claim is ever made upon the Agent, any Bank or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          15. Any acknowledgment or new promise, whether by payment or principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Agent, the Collateral Agent, any Bank or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

          16. (a) THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA.

          (b) Except with respect to claims or disputes relating to the exercise of remedies by the Agent, the Collateral Agent or any Bank against the Guarantor or the Collateral, including (i) the foreclosure, sale or other disposition of any of the Collateral, (ii) the collection or enforcement of the Guaranteed Obligations, (iii) the exercise of self-help remedies, including the exercise of any rights of setoff, or (iv) the obtaining of, or opposition to, provisional or

                               Exhibit L Page 11
ancillary remedies before, during or after the pendency of any judicial reference or arbitration proceeding contemplated in this Section 16 (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between or among the parties arising out of or relating to this Guaranty or any of the other Credit Documents or the transactions related thereto, which controversy, dispute or claim is not settled in writing within 30 days after the date on which a Person party to any Credit Document provides written notice to all other parties party thereto that a controversy, dispute or claim exists thereunder (each such date, a "Claim Date") will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (the "CCP"), which shall
    -------
constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Guaranty or any of the other Credit Documents or the transactions related thereto, including whether such controversy, dispute or claim is subject to the reference provisions set forth in this Section 16, and, except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court for the State of California located in Los Angeles County, California (the "Superior Court"). The referee shall be a retired Judge of the Superior Court selected by mutual agreement of the parties, and if they cannot so agree within 45 days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Superior Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court. Each party shall have one peremptory challenge pursuant to Section 170.6 of the CCP. The referee shall (A) be requested to set the matter for hearing within 60 days after the Claim Date and (B) try any and all issues of law or fact and report a statement of decision upon them, if possible, within 90 days of the Claim Date. Any statement of decision rendered by the referee shall be final, binding and conclusive on the parties and judgment shall be entered pursuant to Section 644 of the CCP in the Superior Court or any other court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after 30 days following notice to any other party of the nature of the controversy, dispute or claim by filing a petition for a hearing or trial. All discovery permitted by this
Section 16 shall be completed no later than 15 days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by any party upon seven days' written notice, and request for production or inspection of documents shall be responded to within ten days after service. All disputes relating to discovery that cannot be resolved by the parties shall be submitted to the referee, whose decision shall be final, binding and conclusive on the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary or provisional remedies, as appropriate.

          (c) Except as expressly set forth in this Section 16, the referee shall determine the manner in which the reference proceeding is conducted, including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party

                              Exhibits L Page 12
so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

          (d) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide temporary or provisional remedies and to file a statement of decision that will be binding upon the parties. The referee shall issue a single statement of decision at the close of the reference proceeding, which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest the statement of decision and to appeal from any judgment or appealable order entered by the Superior Court or any other court based on such statement of decision. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding subject to this Section 16.

          (e) In the event that the enabling legislation that provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure described in this Section 16 will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Superior Court, in accordance with the California Arbitration Act, Sections 1280 through 1294.2 of the CCP. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

          (f) THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE NOT SUBJECT TO THE REFERENCE OR ARBITRATION PROCEDURES SET FORTH HEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE , THE AGENT, THE COLLATERAL AGENT AND THE BANKS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Agent, the Collateral Agent, the Banks and the Borrower each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Guaranty and the other Credit Documents, and that each will continue to rely on the waiver in their related future dealings. The Agent, the Collateral Agent, the Banks and the Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each, knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE

                               Exhibit L Page 13

MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR TO ANY OTHER CREDIT DOCUMENT. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

          (g)  To the extent not addressed by the preceding provisions of this
Section 16, any legal action or proceeding against the Borrower with respect to this Guaranty or any other Credit Document may be brought in the courts of the State of California or of the United States for the Central District of California, and, by execution and delivery of this Guaranty and the other Credit Documents, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth in Section 13, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent, the Collateral Agent any Bank or the holder of any Note to serve process in any other manner permitted by law or, subject to the preceding provisions of this
Section 16, to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          (h) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (g) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          17. The obligation of the Guarantor to make payment in Dollars of any Guaranteed Obligations due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations. The obligation of the Guarantor to make payment in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations, and shall not be affected by judgment being obtained for any other sums due under this Guaranty.

          18. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantor and the Agent.

                               Exhibit L Page 14

          19. Subject to Section 20, in case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          20. It is the desire and intent of the Guarantor, the Banks, the Agent and the Collateral Agent that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of the Guarantor shall be deemed to be reduced and the Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                               Exhibit L Page 15

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                   "GUARANTOR"

                                   [INSERT NAME OF SUBSIDIARY]


                                   By____________________________________
                                     Name:_______________________________
                                     Title:______________________________


Accepted and Agreed to:

IMPERIAL BANK
as Agent for the Banks


By:______________________________
   Name:  Mike Berrier
   Title: Vice President

                               Exhibit L Page 16